$35,000,000
CREDIT AGREEMENT
AMONG
AMVESTORS FINANCIAL CORPORATION,
as Borrower,
THE LENDERS NAMED HEREIN
and
THE FIRST NATIONAL BANK OF CHICAGO,
as Agent
DATED AS OF
April 8, 1996
TABLE OF CONTENTS
ARTICLE I DEFINITIONS    1
ARTICLE II THE CREDITS   17
          2.1. Advances  17
          2.2. Ratable Loans  17
          2.3. Types of Advances   17
          2.4. Commitment Fee; Reductions in Aggregate Revolving Credit
Commitment     17
          2.5. Minimum Amount of Each Advance     18
          2.6. Optional Principal Payments   18
          2.7. Mandatory Commitment Reductions    18
          2.8. Method of Selecting Types and Interest Periods for New
Advances  19
          2.9. Conversion and Continuation of Outstanding Advances    20
          2.10.     Changes in Interest Rate, etc.     20
          2.11.     Rates Applicable After Default     21
          2.12.     Method of Payment   21
          2.13.     Notes; Telephonic Notices     21
          2.14.     Interest Payment Dates; Interest and Fee Basis    21
          2.15.     Notification of Advances, Interest Rates, Prepayments
           and Commitment Reductions    22
          2.16.     Lending Installations    22
          2.17.     Non-Receipt of Funds by the Agent  22
          2.18.     Taxes     22
          2.19.     Agent's Fees   23
     ARTICLE III  CHANGE IN CIRCUMSTANCES    24
          3.1. Yield Protection    24
          3.2. Changes in Capital Adequacy Regulations 24
          3.3. Availability of Types of Advances  25
          3.4. Funding Indemnification  25
          3.5. Lender Statements; Survival of Indemnity     25
     ARTICLE IV  CONDITIONS PRECEDENT   25
          4.1. Initial Loan   25
          4.2. Each Future Advance 28
ARTICLE V  REPRESENTATIONS AND WARRANTIES    29
          5.1. Corporate Existence and Standing   29
          5.2. Authorization and Validity    29
          5.3. Compliance with Laws and Contracts 29
          5.4. Governmental Consents    30
          5.5. Financial Statements     30
          5.6. Material Adverse Change  30
          5.7. Taxes     30
          5.8. Litigation and Contingent Obligations   31
          5.9. Capitalization 31
          5.10.     ERISA     31
          5.11.     Defaults  32
          5.12.     Federal Reserve Regulations   32
          5.13.     Investment Company  32
          5.14.     Certain Fees   32
          5.15.     Solvency  32
          5.16.     Ownership of Properties  33
          5.17.     Indebtedness   33
          5.18.     Employee Controversies   33
          5.19.     Material Agreements 33
          5.20.     Environmental Laws  33
          5.21.     Corporate Insurance 34
          5.22.     Insurance Licenses. 34
          5.23.      Merger Documents   34
          5.24.     Disclosure     35
     ARTICLE VI  COVENANTS    35
          6.1. Financial Reporting 35
          6.2. Use of Proceeds     38
          6.3. Notice of Default.  38
          6.4. Conduct of Business 38
          6.5. Taxes     39
          6.6. Corporate Insurance 39
          6.7. Compliance with Laws     39
          6.8. Maintenance of Properties     39
          6.9. Inspection     39
          6.10.     Dividends 39
          6.11.     Indebtedness   40
          6.12.     Merger    40
          6.13.     Sale of Assets 40
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
          6.14.     Sale and Leaseback  40
          6.15.     Investments and Purchases     41
          6.16.     Contingent Obligations   42
          6.17.     Liens     42
          6.18.     Affiliates     43
          6.19.     Amendments to Agreements 43
          6.20.     Environmental Matters    43
          6.21.     Change in Corporate Structure; Fiscal Year   44
          6.22.     Inconsistent Agreements  44
          6.23.     Financial Covenants 44
     6.23.1.   Net Worth 44
     6.23.2.   Leverage Ratio 44
     6.23.3.   Fixed Charge Coverage Ratio   44
     6.23.4.   Risk-Based Capital  44
     6.23.5.   Unassigned Earned Surplus     45
     6.23.6    Cash Flow Tests     45
          6.24.     Tax Consolidation   45
          6.25.     ERISA Compliance    45
          6.26.     Derivatives    46
     ARTICLE VII  DEFAULTS    46
     ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES     48
          8.1.      Acceleration   48
          8.2.      Amendments     48
          8.3.      Preservation of Rights   49
     ARTICLE IX  GENERAL PROVISIONS     49
          9.1.      Survival of Representations   49
          9.2.      Governmental Regulation  49
          9.3.      Taxes     50
          9.4.      Headings  50
          9.5.      Entire Agreement    50
          9.6.      Several Obligations; Benefits of this Agreement   50
          9.7.      Expenses; Indemnification     50
          9.8.      Numbers of Documents     50
          9.9.      Accounting     50
          9.10.     Severability of Provisions    51
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
          9.11.     Nonliability of Lenders  51
          9.12.     CHOICE OF LAW  51
          9.13.     CONSENT TO JURISDICTION  51
          9.14.     WAIVER OF JURY TRIAL     52
          9.15.     Disclosure     52
          9.16.     Counterparts   52
     ARTICLE X  THE AGENT     52
          10.1.     Appointment    52
          10.2.     Powers    52
          10.3.     General Immunity    52
          10.4.     No Responsibility for Loans, Recitals, etc.  53
          10.5.     Action on Instructions of Lenders  53
          10.6.     Employment of Agents and Counsel   53
          10.7.     Reliance on Documents; Counsel     53
          10.8.     Agent's Reimbursement and Indemnification    53
          10.9.     Notice of Default   54
          10.10.    Rights as a Lender  54
          10.11.    Lender Credit Decision   54
          10.12.    Successor Agent     54
     ARTICLE XI  SETOFF; RATABLE PAYMENTS    55
          11.1.     Setoff    55
          11.2.     Ratable Payments    55
     ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS   56
          12.1.     Successors and Assigns   56
          12.2.     Participations.     56
     12.2.1.      Permitted Participants; Effect.      56
     12.2.2.   Voting Rights  56
     12.2.3.      Benefit of Setoff     56
          12.3.     Assignments    57
     12.3.1.      Permitted Assignments 57
     12.3.2.   Effect; Effective Date   57
          12.4.     Dissemination of Information  57
          12.5.     Tax Treatment  57
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
ARTICLE XIII  NOTICES    58
          13.1.     Giving Notice  58
          13.2.     Change of Address   58
     EXHIBITS
Exhibit A (Section 1)         Revolving Credit Note
Exhibit B (Section 4.1(h))    Money Transfer Instructions
Exhibit C (Section 6.1(a))    Accountants' Privity Letter
Exhibit D (Section 6.1(h))    Compliance Certificate
Exhibit E (Section 12.3.1)    Assignment Agreement
     SCHEDULES
Schedule 1.1-1 -    Management Agreements
Schedule 1.1-2 -    Risk Based Capital Act
Schedule 5.3   -    Approvals and Consents
Schedule 5.4   -    Governmental Consents
Schedule 5.5   -    Pro Forma Balance Sheet
Schedule 5.8   -    Litigation and Material Contingent Obligations
Schedule 5.9   -    Capitalization
Schedule 5.10  -    ERISA
Schedule 5.16  -    Owned and Leased Properties
Schedule 5.17  -    Indebtedness
Schedule 5.20   -   Environmental
Schedule 5.22  -    Insurance Licenses
Schedule 6.15  -    Investments
Schedule 6.17  -    Liens
Schedule 6.26  -    Investment Guidelines for Derivatives
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
CREDIT AGREEMENT
     This Credit Agreement, dated as of April 8, 1996, is among AMVESTORS FINANCIAL CORPORATION, a Kansas corporation, the Lenders and THE FIRST NATIONAL BANK OF
CHICAGO, individually and as Agent.
     R E C I T A L S:
     A.   Financial Benefit Group, Inc. ("Financial
Benefit"), a Delaware corporation, is party to a certain
Merger Agreement (as hereinafter defined) pursuant to which Financial Benefit is to be merged with and into AmVestors Acquisition Subsidiary, Inc. ("Acquisition
Co."), a Delaware corporation and a wholly-owned subsidiary of the Borrower (as hereinafter defined), with Acquisition Co. being the surviving corporation of such merger;
     B. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $35,000,000, the proceeds of which the Borrower will use (a) in part to finance the cash payment to be made pursuant to the Merger Agreement, (b) to refinance certain indebtedness of the Borrower and its Subsidiaries and (c) for the general corporate purposes of the Borrower and its Subsidiaries; and
     C.   The Lenders are willing to extend such
financial accommodations on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:
     ARTICLE I
     DEFINITIONS
     As used in this Agreement:
     "Acquisition Co." is defined in the recitals hereof.
     "Advance" means a borrowing pursuant to Section 2.1 consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar
Advances, for the same Interest Period.
     "Adjusted Capital and Surplus" means, with respect to any Insurance Subsidiary at any date, the sum of (a) the capital and surplus of such Insurance Subsidiary at such date
("Liabilities, Surplus and Other Funds" statement, Page 3,
Line 38 of the Annual Statement), plus (b) the asset valuation reserve of such Insurance Subsidiary at such date ("Liabilities, Surplus and Other Funds" statement,
Page 3, Line 24.1 of the Annual Statement), in each case as determined in accordance with SAP.
     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
     "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.
     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders hereunder.
     "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.
     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section
5.5(a) and (b); provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.23, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5(a) and (b).
     "American" means American Investors Life Insurance
Company, a Kansas insurance company.
     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance
Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner
(or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
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
     "Applicable Commitment Fee Percentage" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as Total Funded Debt shall fall within the indicated ranges:

   Total Funded Debt                  Applicable Commitment Fee Percentage
not less than $30 million                         0.375%

less than $30 million but                         0.375%
   greater than or equal to $25 million
less than $25 million but                         0.375%
  greater than or equal to $20 million
less than $20 million but                         0.250%
  greater than or equal to $15 million
less than $15 million                        0.250%

Total Funded Debt shall be calculated by the Borrower as of the end of each of its fiscal quarters commencing June
30, 1996 and shall be reported to the Agent pursuant to a certificate executed by the chief financial officer of the Borrower and delivered in accordance with Section 6.1(h) hereof. The Applicable Commitment Fee Percentage shall be adjusted, if necessary, quarterly as of the tenth day after the required delivery date for the certificate provided for above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered by such tenth day, then the Applicable Commitment Fee Percentage shall be equal to 0.375% for the relevant quarter. Until adjusted as described above after June 30, 1996, the Applicable
Commitment Fee Percentage shall be equal to 0.375%.
     "Applicable Eurodollar Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as Total Funded Debt shall fall within the indicated ranges:

                Total Funded Debt                Applicable Eurodollar Margin
not less than $30 million                         1.75%

less than $30 million but                         1.50%
   greater than or equal to $25 million
less than $25 million but                         1.25%
   greater than or equal to $20 million
less than $20 million but                         1.00%
   greater than or equal to $15 million
less than $15 million                             .075%

Total Funded Debt shall be calculated by the Borrower as
of the end of each of its fiscal quarters commencing June
30, 1996 and shall be reported to the Agent pursuant to a
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
certificate executed by the chief financial officer of the
Borrower and delivered in accordance with Section 6.1(h)
hereof.  The Applicable Eurodollar Margin shall be
adjusted, if necessary, quarterly as of the tenth day
after the required delivery date for the certificate
provided for above; provided, that if such certificate,
together with the financial statements to which such
certificate relates, are not delivered by such tenth day,
then the Applicable Eurodollar Margin shall be equal to
1.75% for the relevant quarter.  Until adjusted as
described above after June 30, 1996, the Applicable
Eurodollar Margin shall be equal to 1.75%.
     "Applicable Floating Rate Margin" means, subject to
the last sentence of this definition, for any period, the
applicable of the following percentages in effect with
respect to such period as Total Funded Debt shall fall
within the indicated ranges:
                Total Funded Debt                      Applicable Floating
Rate
Margin
not less than $30 million                         0.50%

less than $30 million but                         0.25%
  greater than or equal to $25 million
less than $25 million                             0.00%
Total Funded Debt shall be calculated by the Borrower as of the end of each of its fiscal quarters commencing June
30, 1996 and shall be reported to the Agent pursuant to a certificate executed by the chief financial officer of the Borrower and delivered in accordance with Section 6.1(h) hereof. The Applicable Floating Rate Margin shall be adjusted, if necessary, quarterly as of the tenth day after the required delivery date for the certificate provided for above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered by such tenth day, then the Applicable Floating Rate Margin shall be equal to 0.50% for the relevant quarter. Until adjusted as described above after June 30, 1996, the Applicable
Floating Rate Margin shall be equal to 0.50%.
     "Article" means an article of this Agreement unless another document is specifically referenced.
     "Asset Disposition" means any sale, transfer or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of investment assets in the ordinary course).
     "Authorized Officer" means any of the president, chief executive officer, chief financial officer or treasurer of the Borrower, acting singly.
     "Bankruptcy Code" means Title 11, United States
Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.
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
     "Borrower" means AmVestors Financial Corporation, a
Kansas corporation, and its successors and assigns.
     "Borrowing Date" means a date on which an Advance is made hereunder.
     "Borrowing Notice" is defined in Section 2.8.
     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar
Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.
     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
     "Cash Equivalents" means Investments maturing within one (1) year from the date of investment (excluding (x)
Investments as to which the principal amount to be repaid may be subject to fluctuation and (y) mortgage backed securities consisting of principal only or interest only strips) in (a) certificates of deposit, Eurodollar time deposits and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $500,000,000 and rated C or better by Keefe Bruyette and Associates or with any Lender, (b) certificates of deposit, other interest bearing accounts or deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal
Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest rating obtainable from Standard & Poor's Ratings Group on the date of investment, (e) commercial paper rated A-1 or better by Standard & Poor's Ratings Group and P-1 or better by Moody's Investors Services, Inc. or (f) money market mutual funds identified by the valuation office of the NAIC as requiring no investment reserve.
     "Change" is defined in Section 3.2.
     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of
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
Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent
(20%) or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of twenty-five (25) consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the
"Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.
     "Closing Transactions" is defined in Section 4.1(d) hereof.
     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
     "Commitment" and "Revolving Credit Commitment" each mean, for each Lender, the obligation of such Lender to make Loans to the Borrower pursuant to Section 2.1 in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its name under the heading
"Commitment" on the signature page hereto, as such amount may be modified or reduced from time to time pursuant to the terms of this Agreement.
     "Condemnation" is defined in Section 7.8.
     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting
Principles.
     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.
     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.
     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
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
     "Conversion/Continuation Notice" is defined in
Section 2.9.
     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First
Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.
     "Default" means an event described in Article VII.
     "Derivatives Instruments" means (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.
     "Derivatives Investment" of a Person means any investment in, or purchase or other acquisition of, any Derivatives Instrument by such Person as to which such Person pays an amount at the time of such investment or purchase and has no further obligation, contingent or otherwise, to pay any additional amount in respect thereof.
     "Environmental Laws" is defined in Section 5.20.

     "Environmental Permits" is defined in Section 5.20.
     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.
     "Eurodollar Advance" means an Advance which bears
interest at a Eurodollar Rate.
     "Eurodollar Base Rate" means, with respect to a
Eurodollar Advance for the relevant Interest Period, the
rate determined by the Agent to be the rate of interest
per annum for deposits in U.S. dollars for a period equal
to the relevant Interest Period quoted on Telerate, Page
3750 (or its successor if such page number changes) at
approximately 11 a.m. (London time) two (2) Business Days
prior to the first day of such Interest Period.  If no
quotation is available on Telerate, the "Eurodollar Base
Rate" shall mean the rate determined by the Agent to be
the rate at which deposits in U.S. dollars are offered by
First Chicago to first class banks in the London interbank
market at approximately 11 a.m. (London time) two (2)
Business Days prior to the first day of such Interest
Period.
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
     "Eurodollar Rate" means, with respect to a
Eurodollar Advance for the relevant Interest Period, the
sum of (a) the quotient of (i) the Eurodollar Base Rate
applicable to such Interest Period, divided by (ii) one
(1) minus the Reserve Requirement (expressed as a decimal)
applicable to such Interest Period, plus, (b) the
Applicable Eurodollar Margin.  The Eurodollar Rate shall
be rounded to the next higher multiple of 1/16 of 1% if
the rate is not such a multiple.
     "Facility Termination Date" means April 8, 2002.
     "FB Life" means Financial Benefit Life Insurance
Company, a Florida insurance company and wholly-owned
subsidiary of Financial Benefit.
     "Federal Funds Effective Rate" means, for any day,
an interest rate per annum equal to the weighted average
of the rates on overnight Federal funds transactions with
members of the Federal Reserve System arranged by Federal
funds brokers on such day, as published for such day (or,
if such day is not a Business Day, for the immediately
preceding Business Day) by the Federal Reserve Bank of New
York, or, if such rate is not so published for any day
which is a Business Day, the average of the quotations at
approximately 10 a.m. (Chicago time) on such day on such
transactions received by the Agent from three (3) Federal
funds brokers of recognized standing selected by the Agent
in its sole discretion.
     "Financial Benefit" is defined in the recitals
hereof.
     "Financial Statements" is defined in Section 5.5.
     "First Chicago" means The First National Bank of
Chicago in its individual capacity, and its successors.
     "Fiscal Quarter" means each of the four (4)
quarterly accounting periods in each Fiscal Year.
     "Fiscal Year" means the twelve-month accounting
period commencing on January 1 and ending on December 31
of each year.
     "Fixed Charge Coverage Ratio" means, as of the end
of any Fiscal Quarter,  the ratio of (a) the sum of (i)
the greater of (x) the aggregate Statutory Net Income of
American for the period of four (4) Fiscal Quarters ending
on such date or (y) ten percent (10%) of the capital and
surplus of American determined as of the end of the
immediately preceding Fiscal Year, plus (ii) the greater
of (x) the aggregate Statutory Net Income of FB Life for
the period of four (4) Fiscal Quarters ending on such date
or (y) ten percent (10%) of the capital and surplus of FB
Life determined as of the end of the immediately preceding
Fiscal Year, plus (iii) the aggregate net income
(determined in accordance with Agreement Accounting
Principles) of the Borrower and its Unregulated
Subsidiaries, determined on a non-consolidated basis for
the period of four (4) Fiscal Quarters ending on such
date, to (b) the sum of (i) the aggregate interest
expenses of the Borrower and its Subsidiaries on a
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
consolidated basis for the period of four (4) Fiscal
Quarters ending on such date, plus (ii) the required
principal payments and other repayments of Indebtedness
required to be made by the Borrower and its Subsidiaries
on a consolidated basis for the period of four Fiscal
Quarters immediately following the date of determination
(including without limitation an amount equal to the
excess, if any, of (A) the aggregate principal balance of
the Loans as of the end of the applicable Fiscal Quarter
over (B) the amount of the Aggregate Revolving Credit
Commitment at such time less the sum of the scheduled
reductions therein to occur during the next succeeding
four Fiscal Quarters pursuant to Section 2.7).  For
purposes of this definition only, "interest expenses"
shall mean the aggregate of all interest paid or accrued
by the Borrower and its Subsidiaries in respect of any
Indebtedness and all fees and costs related thereto,
including, without limitation, all interest, fees and
costs payable with respect to the Obligations (other than
fees and costs which may be capitalized as termination
costs in accordance with Agreement Accounting Principles),
the interest portion of any Capitalized Lease Obligations
and any dividends paid or accrued on the Borrower's
preferred stock, all as determined in accordance with
Agreement Accounting Principles or SAP, as applicable.
     "Floating Rate" means, for any day, a rate of
interest per annum equal to the sum of (a) the  higher of
(i) the Corporate Base Rate for such day, or (ii) the sum
of the Federal Funds Effective Rate for such day plus
one-half percent (1/2 %) per annum plus (b) the Applicable
Floating Rate Margin.
     "Floating Rate Advance" means an Advance which bears
interest at the Floating Rate.
     "Governmental Authority" means any nation or
government, any state or other political subdivision
thereof and any entity exercising executive, legislative,
judicial, regulatory or administrative functions of or
pertaining to government including, without limitation,
any board of insurance, insurance department or insurance
commissioner.
     "Hazardous Materials" is defined in Section 5.20.
     "Hostile Takeover" means a Purchase of any Person
which has not been approved and recommended by the Board
of Directors (or functional equivalent) of the Person
being acquired.
     "Indebtedness" of a Person means such Person's (a)
obligations for borrowed money, (b) obligations
representing the deferred purchase price of Property or
services (other than accounts payable arising in the
ordinary course of such Person's business payable on terms
customary in the trade), (c) obligations, whether or not
assumed, secured by Liens or payable out of the proceeds
or production from Property now or hereafter owned or
acquired by such Person, (d) obligations which are
evidenced by notes, acceptances, or other instruments, (e)
Capitalized Lease Obligations, (f) Rate Hedging
Obligations, (g) Contingent Obligations, (h) obligations
for which such Person is obligated pursuant to or in
respect of a Letter of Credit, including without
limitation any application for a Letter of Credit, and
- -9-
(i) repurchase obligations or liabilities of such Person
with respect to accounts or notes receivable sold by such
Person, but excluding any obligations of such Person
arising under insurance policies issued by it.
     "Insurance Subsidiary" means any Subsidiary which is
engaged in the insurance business.
     "Interest Period" means, with respect to a
Eurodollar Advance, a period of one, two, three or six
months commencing on a Business Day selected by the
Borrower pursuant to this Agreement.  Such Interest Period
shall end on (but exclude) the day which corresponds
numerically to such date one, two, three or six months
thereafter; provided, however, that if there is no such
numerically corresponding day in such next, second, third
or sixth succeeding month, such Interest Period shall end
on the last Business Day of such next, second, third or
sixth succeeding month.  If an Interest Period would
otherwise end on a day which is not a Business Day, such
Interest Period shall end on the next succeeding Business
Day; provided, however, that if said next succeeding
Business Day falls in a new calendar month, such Interest
Period shall end on the immediately preceding Business
Day.
     "Investment" of a Person means any loan, advance
(other than commission, travel and similar advances to
officers and employees made in the ordinary course of
business), extension of credit (other than accounts
receivable arising in the ordinary course of business on
terms customary in the trade), deposit account or
contribution of capital by such Person to any other Person
or any investment in, or purchase or other acquisition of,
the stock, partnership interests, notes, debentures or
other securities of any other Person made by such Person.
     "Lenders" means the lending institutions listed on
the signature pages of this Agreement and their respective
successors and assigns.
     "Lending Installation" means, with respect to a
Lender or the Agent, any office, branch, subsidiary or
affiliate of such Lender or the Agent.
     "Letter of Credit" of a Person means a letter of
credit or similar instrument which is issued upon the
application of such Person or upon which such Person is an
account party or for which such Person is in any way
liable.
     "Leverage Ratio" means, with respect to the Borrower
on a consolidated basis with its Subsidiaries, at any
time, the ratio of (a) Indebtedness to (b) the sum of (i)
Indebtedness plus (ii) Net Worth.
     "License" means any license, certificate of
authority, permit or other authorization which is required
to be obtained from any Governmental Authority in
connection with the operation, ownership or transaction of
insurance business.
- -10-
     "Lien" means any security interest, lien (statutory
or other), mortgage, pledge, hypothecation, assignment,
deposit arrangement, encumbrance or preference, priority
or other security agreement or preferential arrangement of
any kind or nature whatsoever (including, without
limitation, the interest of a vendor or lessor under any
conditional sale, Capitalized Lease or other title
retention agreement).
     "Loan" means, with respect to a Lender, such
Lender's portion of any Advance and "Loans" means, with
respect to the Lenders, the aggregate of all Advances.
     "Loan Documents" means this Agreement, the Notes and
the other documents and agreements contemplated hereby and
executed by the Borrower in favor of the Agent or any
Lender.
     "Management Agreements" means, collectively, the
agreements listed on Schedule 1.1-1 hereto.
     "Margin Stock" has the meaning assigned to that term
under Regulation U.
     "Material Adverse Effect" means a material adverse
effect on (a) the business, Property, condition (financial
or other), performance, results of operations, or
prospects of the Borrower or any Subsidiary, (b) the
ability of the Borrower or any Subsidiary to perform its
obligations under the Loan Documents, or (c) the validity
or enforceability of any of the Loan Documents or the
rights or remedies of the Agent or the Lenders thereunder.
     "Merger" means the merger of Financial Benefit with
and into Acquisition Co.  pursuant to the Merger
Documents.
     "Merger Agreement" means that certain Agreement and
Plan of Merger dated as of September 8, 1995 by and among
Acquisition Co., Financial Benefit and the Borrower, as
amended by Amendment No. 1 dated as of October 17, 1995,
Amendment No. 2 dated as of December 28,  1995 and
Amendment No. 3 dated as of February 14,  1996,  and as
the same may be amended or modified after the date hereof
with the consent of the Required Lenders.
     "Merger Documents" means the Merger Agreement
together with the certificate for ownership and merger
filed with the Secretary of State of the State of Delaware
to effectuate the Merger and the other documents,
certificates and agreements delivered in connection with
the Merger Agreement.
     "Multiemployer Plan" means a Plan maintained
pursuant to a collective bargaining agreement or any other
arrangement to which the Borrower or any member of the
Controlled Group is a party to which more than one
employer is obligated to make contributions.
- -11-
     "NAIC" means the National Association of Insurance
Commissioners or any successor thereto, or in lieu
thereof, any other association, agency or other
organization performing advisory, coordination or other
like functions among insurance departments, insurance
commissioners and similar Governmental Authorities of the
various states of the United States toward the promotion
of uniformity in the practices of such Governmental
Authorities.
     "Net Available Proceeds" means with respect to any
sale or issuance of any equity securities of the Borrower,
cash or Cash Equivalents received (but excluding any other
non-cash form) therefrom, whether at the time of such
disposition or subsequent thereto, net of all legal, title
and recording tax expenses, commissions and other fees and
all costs and expenses incurred and all federal, state,
local and other taxes required to be accrued as a
liability as a consequence of such transactions.
     "Net Income" means, for any computation period, with
respect to the Borrower on a consolidated basis with its
Subsidiaries,  cumulative net income earned during such
period as determined in accordance with Agreement
Accounting Principles.
     "Net Worth" means, at any date, the consolidated
stockholders' equity of the Borrower and its consolidated
Subsidiaries determined in accordance with Agreement
Accounting Principles, but excluding the effect thereon of
Statement of Financial Accounting Standards No. 115.
     "Non-Excluded Taxes" is defined in Section 2.18(a).
     "Note" means a promissory note in substantially the
form of Exhibit A hereto, with appropriate insertions,
duly executed and delivered to the Agent by the Borrower
and payable to the order of a Lender in the amount of its
Revolving Credit Commitment, including any amendment,
modification, renewal or replacement of such promissory
note.
     "Notice of Assignment" is defined in Section 12.3.2.
     "Obligations" means all unpaid principal of and
accrued and unpaid interest on the Notes, all accrued and
unpaid fees and all expenses, reimbursements, indemnities
and other obligations of the Borrower to the Lenders or to
any Lender, the Agent or any indemnified party hereunder
arising under any of the Loan Documents and any Rate
Hedging Obligations or foreign exchange contracts of the
Borrower owing to the Agent or any Lender.
     "Participants" is defined in Section 12.2.1.
     "Payment Date" means the last day of each March,
June, September and December.
     "PBGC" means the Pension Benefit Guaranty
Corporation or any successor thereto.
- -12-
     "Person" means any natural person, corporation,
firm, joint venture, partnership, association, enterprise,
trust or other entity or organization, or any government
or political subdivision or any agency, department or
instrumentality thereof.
     "Plan" means an employee pension benefit plan, as
defined in Section 3(2) of ERISA, as to which the Borrower
or any member of the Controlled Group may have any
liability.
     "Property" of a Person means any and all property,
whether real, personal, tangible, intangible, or mixed, of
such Person, or other assets owned, leased or operated by
such Person.
     "pro-rata" means, when used with respect to a
Lender, and any described aggregate or total amount, an
amount equal to such Lender's pro- rata share or portion
based on its percentage of the Aggregate Revolving Credit
Commitment or if the Aggregate Revolving Credit Commitment
has been terminated, its percentage of the aggregate
principal amount of outstanding Advances.
     "Pro Forma" is defined in Section 5.5.
     "Purchase" means any transaction, or any series of
related transactions, consummated on or after the date of
this Agreement, by which the Borrower or any of its
Subsidiaries (a) acquires any going business or all or
substantially all of the assets of any firm, corporation
or division thereof, whether through purchase of assets,
merger or otherwise, or (b) directly or indirectly
acquires (in one transaction or as the most recent
transaction in a series of transactions) at least a
majority (in number of votes) of the securities of a
corporation which have ordinary voting power for the
election of directors (other than securities having such
power only by reason of the happening of a contingency) or
a majority (by percentage or voting power) of the
outstanding partnership interests of a partnership.
     "Purchasers" is defined in Section 12.3.1.
     "Quarterly Statement" means the quarterly statutory
financial statement of any Insurance Subsidiary required
to be filed with the insurance commissioner (or similar
authority) of its jurisdiction of incorporation or, if no
specific form is so required, in the form of financial
statements permitted by such insurance commissioner (or
such similar authority) to be used for filing quarterly
statutory financial statements and shall contain the type
of financial information permitted by such insurance
commissioner (or such similar authority) to be disclosed
therein, together with all exhibits or schedules filed
therewith.
     "Rate Hedging Obligations" of a Person means any and
all obligations of such Person, whether absolute or
contingent and howsoever and whensoever created, arising,
evidenced or acquired (including all renewals, extensions
and modifications thereof and substitutions therefor),
under Derivatives Instruments, other than any Derivatives
Instruments constituting Derivatives Investments.  The
aggregate amount of Rate Hedging Obligations, as at any
- -13-
date, shall be equal to one half of one percent (0.5%)
times the notional amount thereof times the square root of
the remaining years to maturity.
     "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System as from time to
time in effect and any successor thereto or other
regulation or official interpretation of said Board of
Governors relating to reserve requirements applicable to
depositary institutions.
     "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System as from time to
time in effect and shall include any successor or other
regulation or official interpretation of said Board of
Governors relating to the extension of credit by Persons
other than banks, brokers and dealers for the purpose of
purchasing or carrying margin stocks applicable to such
Persons.
     "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System as from time to
time in effect and shall include any successor or other
regulation or official interpretation of such Board of
Governors relating to the extension of credit by
securities brokers and dealers for the purpose of
purchasing or carrying margin stocks applicable to such
Persons.
     "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System as from time to
time in effect and any successor or other regulation or
official interpretation of said Board of Governors
relating to the extension of credit by banks for the
purpose of purchasing or carrying margin stocks applicable
to such Persons.
     "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System as from time to
time in effect and shall include any successor or other
regulation or official interpretation of said Board of
Governors relating to the extension of credit by the
specified lenders for the purpose of purchasing or
carrying margin stocks applicable to such Persons.
     "Release" is defined in the Comprehensive
Environmental Response, Compensation and Liability Act, as
amended, 42 U.S.C. 39601 et seq.
     "Reportable Event" means a reportable event as
defined in Section 4043 of ERISA and the regulations
issued under such section, with respect to a Plan,
excluding, however, such events as to which the PBGC has
by regulation waived the requirement of Section 4043(a) of
ERISA that it be notified within thirty (30) days of the
occurrence of such event; provided, that a failure to meet
the minimum funding standard of Section 412 of the Code
and of Section 302 of ERISA shall be a Reportable Event
regardless of the issuance of any such waiver of the
notice requirement in accordance with either Section
4043(a) of ERISA or Section 412(d) of the Code.
     "Required Lenders" means Lenders in the aggregate
having at least sixty-six and two-thirds percent (66-2/3%)
of the Aggregate Revolving Credit Commitment or, if the
- -14-
Aggregate Revolving Credit Commitment has been terminated,
Lenders in the aggregate holding at least sixty-six and
two-thirds percent (66-2/3%) of the aggregate unpaid
principal amount of the outstanding Loans.
     "Reserve Requirement" means, with respect to an
Interest Period, the maximum aggregate reserve requirement
(including all basic, supplemental, marginal and other
reserves) which is imposed under Regulation D on
Eurocurrency liabilities.
     "Risk Based Capital Act" means the Risk-Based
Capital (RBC) for Life and/or Health Insurers Model Act in
the form attached as Schedule 1.1-2 hereto.
     "Risk-Based Capital Guidelines" is defined in
Section 3.2.
     "SAP" means, with respect to any Insurance
Subsidiary, the statutory accounting practices prescribed
or permitted by the insurance commissioner (or other
similar authority) in the jurisdiction of such Person for
the preparation of annual statements and other financial
reports by insurance companies of the same type as such
Person in effect from time to time, applied in a manner
consistent with those used in preparing the financial
statements referred to in Section 5.5(c) and (d);
provided, that with respect to the financial covenants
contained in Section 6.23 hereof, and the related
definitions, "SAP" means such statutory accounting
practices in effect on the date hereof, applied in a
manner consistent with those used in preparing the
financial statements referred to in Section 5.5(c) and
(d).
     "Section" means a numbered section of this
Agreement, unless another document is specifically
referenced.
     "Single Employer Plan" means a Plan subject to Title
IV of ERISA maintained by the Borrower or any member of
the Controlled Group for employees of the Borrower or any
member of the Controlled Group, other than a Multiemployer
Plan.
     "Solvent" means, when used with respect to a Person,
that (a) the fair saleable value of the assets of such
Person is in excess of the total amount of the present
value of its liabilities (including for purposes of this
definition all liabilities (including loss reserves as
determined by the Borrower), whether or not reflected on a
balance sheet prepared in accordance with Agreement
Accounting Principles and whether direct or indirect,
fixed or contingent, secured or unsecured, disputed or
undisputed), (b) such Person is able to pay its debts or
obligations in the ordinary course as they mature and (c)
such Person does not have unreasonably small capital to
carry out its business as conducted and as proposed to be
conducted.  "Solvency" shall have a correlative meaning.
     "Statutory Net Income" means, with respect to any
Insurance Subsidiary for any computation period, the net
income earned by such Insurance Subsidiary during such
period, as determined in accordance with SAP ("Summary of
Operations" statement, Page 4, Line 33 of the Annual
Statement).
- -15-
     "Subsidiary" of a Person means (a) any corporation
more than fifty percent (50%) of the outstanding
securities having ordinary voting power of which shall at
the time be owned or controlled, directly or indirectly,
by such Person or by one or more of its Subsidiaries or by
such Person and one or more of its Subsidiaries, or (b)
any partnership, association, joint venture or similar
business organization more than fifty percent (50%) of the
ownership interests having ordinary voting power of which
shall at the time be so owned or controlled.  Unless
otherwise expressly provided, all references herein to a
"Subsidiary" shall mean a Subsidiary of the Borrower.
     "Substantial Portion" means, with respect to the
Property of the Borrower and its Subsidiaries, Property
which (a) represents more than ten percent (10%) of the
consolidated assets of the Borrower and its Subsidiaries,
as would be shown in the consolidated financial statements
of the Borrower and its Subsidiaries as at the end of the
Fiscal Quarter next preceding the date on which such
determination is made, or (b) is responsible for more than
ten percent (10%) of the consolidated net revenues or of
the consolidated net income of the Borrower and its
Subsidiaries for the twelve-month period ending as of the
end of the Fiscal Quarter next preceding the date of
determination.
     "Tax Sharing Agreement" means that certain Amended
and Restated Agreement for the Sharing of Federal and
State Income Taxes dated as of October 29, 1992 among the
Borrower, American, American Investors Sales Group, Inc.,
AmVestors Investment Group, Inc. and Omni-Tech Medical,
Inc., as amended to date, as amended to delete Omni-Tech
Medical, Inc. and add Financial Benefit and its
Subsidiaries as parties thereto, and as further amended,
supplemented or modified from time to time in accordance
with the terms of this Agreement.
     "Termination Event" means, with respect to a Plan
which is subject to Title IV of ERISA, (a) a Reportable
Event, (b) the withdrawal of the Borrower or any other
member of the Controlled Group from such Plan during a
plan year in which the Borrower or any other member of the
Controlled Group was a "substantial employer" as defined
in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such
Plan, the filing of a notice of intent to terminate such
Plan or the treatment of an amendment of such Plan as a
termination under Section 4041 of ERISA, (d) the
institution by the PBGC of proceedings to terminate such
Plan or (e) any event or condition which might constitute
grounds under Section 4042 of ERISA for the termination
of, or appointment of a trustee to administer, such Plan.
     "Total Funded Debt" means all Indebtedness of the
Borrower and its Subsidiaries which would be reflected on
a consolidated balance sheet of the Borrower and its
Subsidiaries prepared in accordance with Agreement
Accounting Principles.
     "Transaction Documents" means, collectively, the
Loan Documents and the Merger Documents.
     "Transferee" is defined in Section 12.4.
- -16-
     "Type" means, with respect to any Advance, its
nature as a Floating Rate Advance or Eurodollar Advance.
     "UCC" means the Illinois Uniform Commercial Code as
amended or modified and in effect from time to time.
     "Unassigned Earned Surplus" means, with respect to
any Insurance Subsidiary, its "unassigned funds (surplus)"
("Liabilities, Surplus and Other Funds" statement, page 3,
line 35 of the Annual Statement) of such Insurance
Subsidiary.
     "Unfunded Liability" means the amount (if any) by
which the present value of all vested and unvested accrued
benefits under a Single Employer Plan exceeds the fair
market value of assets allocable to such benefits, all
determined as of the then most recent valuation date for
such Plans using PBGC actuarial assumptions for single
employer plan terminations.
     "Unmatured Default" means an event which but for the
lapse of time or the giving of notice, or both, would
constitute a Default.
     "Unregulated Subsidiary" means a Subsidiary which is
neither (a) an Insurance Subsidiary nor (b) an entity
subject to governmental regulation (other than laws or
regulations applicable to business corporations generally)
with respect to its dividends, distributions or other
payments or transfers to its shareholders or affiliates.
     "Wholly-Owned Subsidiary" of a Person means (a) any
Subsidiary all of the outstanding voting securities of
which shall at the time be owned or controlled, directly
or indirectly, by such Person or one or more Wholly-Owned
Subsidiaries of such Person, or by such Person and one or
more Wholly-Owned Subsidiaries of such Person, or (b) any
partnership, association, joint venture or similar
business organization one hundred percent (100%) of the
ownership interests having ordinary voting power of which
shall at the time be so owned or controlled.
     The foregoing definitions shall be equally
applicable to both the singular and plural forms of the
defined terms.  References herein to particular columns,
lines or sections of any Person's Annual Statement shall
be deemed, where appropriate, to be references to the
corresponding column, line or section of such Person's
Quarterly Statement, or if no such corresponding column,
line or section exists or if any report form changes, then
to the corresponding item referenced thereby.  References
herein to the Risk Based Capital Act shall be deemed to be
references to such act as in effect on the date of this
Agreement; provided, that the Agent, the Lenders and the
Borrower agree to make mutually acceptable modifications
to Section 6.23.4 hereof following the request by any
thereof upon any modification to such act.  Each
accounting term used herein which is not otherwise defined
herein shall be defined in accordance with Agreement
Accounting Principles unless otherwise specified.
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
     ARTICLE II
     THE CREDITS
     2.1. Advances.  (a)  From and including the date
hereof to but not including the Facility Termination Date,
each Lender severally (and not jointly) agrees, on the
terms and conditions set forth in this Agreement, to make
Advances to the Borrower from time to time in amounts not
to exceed in the aggregate at any one time outstanding the
amount of its pro-rata share of the Aggregate Revolving
Credit Commitment existing at such time.  Subject to the
terms of this Agreement, the Borrower may borrow, repay
and reborrow Advances at any time prior to the Facility
Termination Date.
          (b)  The Borrower hereby agrees that if at
any time the aggregate balance of the Loans exceeds the
Aggregate Revolving Credit Commitment, the Borrower shall
repay immediately its then outstanding Loans in such
amount as may be necessary to eliminate such excess.
          (c)  The Borrower's obligation to pay the
principal of, and interest on, the Loans shall be
evidenced by the Notes.  Although the Notes shall be dated
the date of the initial Advance, interest in respect
thereof shall be payable only for the periods during which
the Loans evidenced thereby are outstanding and, although
the stated amount of each Note shall be equal to the
applicable Lender's Revolving Credit Commitment, each Note
shall be enforceable, with respect to the Borrower's
obligation to pay the principal amount thereof, only to
the extent of the unpaid principal amount of the Loan at
the time evidenced thereby.
          (d)  Each Advance included in the Loan shall
mature, and the principal amount thereof and the unpaid
accrued interest thereon shall be due and payable, on the
Facility Termination Date.
     2.2. Ratable Loans.  Each Advance hereunder shall
consist of Loans made from the several Lenders ratably in
proportion to the ratio that their respective Revolving
Credit Commitments bear to the Aggregate Revolving Credit
Commitment.
     2.3. Types of Advances.  The Advances may be
Floating Rate Advances or Eurodollar Advances, or a
combination thereof, selected by the Borrower in
accordance with Sections 2.8 and 2.9.
     2.4. Commitment Fee; Reductions in Aggregate
Revolving Credit Commitment.  (a)  The Borrower agrees to
pay to the Agent for the account of each Lender a
commitment fee equal to the product of (i) the Applicable
Commitment Fee Percentage per annum times (ii) the average
daily unborrowed portion of such Lender's Revolving Credit
Commitment from the date hereof to and including the
Facility Termination Date, payable on each Payment Date
hereafter and on the Facility Termination Date.  All
accrued commitment
- -18-
 fees shall be payable on the effective date of any
reduction in or termination of the obligations of the
Lenders to make Loans hereunder.
          (b)  The Borrower may permanently reduce the
Aggregate Revolving Credit Commitment in whole, or in part
ratably among the Lenders in a minimum aggregate amount of
$3,000,000 or any integral multiple of $1,000,000 in
excess thereof, upon at least three (3) Business Days'
prior written notice to the Agent, which notice shall
specify the amount of any such reduction; provided,
however, that the amount of the Aggregate Revolving Credit
Commitment may not be reduced below the aggregate
principal amount of the outstanding Advances.  Such
reductions shall be in addition to reductions occurring
pursuant to Section 2.7.
     2.5. Minimum Amount of Each Advance.  Each Advance
shall be in the minimum amount of $1,000,000 (and in
multiples of $250,000 if in excess thereof); provided,
however, that (a) any Floating Rate Advance may be in the
amount of the unused Aggregate Revolving Credit Commitment
and (b) in no event shall more than four (4) Eurodollar
Advances be permitted to be outstanding at any time.
     2.6. Optional Principal Payments.  The Borrower may
from time to time pay, without penalty or premium, all
outstanding Floating Rate Advances, or, in a minimum
aggregate amount of $250,000 or any integral multiple of
$100,000 in excess thereof, any portion of the outstanding
Floating Rate Advances upon notice to the Agent not later
than 10:00 a.m. (Chicago time) on the date of payment.
Subject to Section 3.4 and upon two (2) Business Days'
notice to the Agent, a Eurodollar Advance may be paid
prior to the last day of the applicable Interest Period.
     2.7. Mandatory Commitment Reductions.  (a)  The
Aggregate Revolving Credit Commitment shall be
automatically and permanently reduced by the following
amounts on the following dates:
Date      Reduction Amount

12/31/97       $1,500,000
3/31/98          1,500,000
6/30/98          2,000,000
9/30/98          2,000,000
12/31/98         2,000,000
3/31/99          2,000,000
6/30/99          2,000,000
9/30/99          2,000,000
12/31/99         2,000,000
3/31/00          2,000,000
6/30/00          2,000,000
9/30/00          2,000,000
12/31/00         2,000,000
3/31/01          2,000,000
- -19-
6/30/01          2,000,000
9/30/01          2,000,000
12/31/01         2,000,000
3/31/02          2,000,000 or such other amount as
                       shall then be outstanding
               (b)  The Aggregate Revolving Credit
Commitment shall also be automatically and permanently reduced concurrently with the receipt thereof, in an amount equal to twenty-five percent (25%) of the Net Available Proceeds received by the Borrower or its Subsidiaries of sales (including without limitation upon the exercise of options or conversion of convertible securities) of equity securities of the Borrower in excess of $500,000 (other than sales to the Borrower or its Wholly-Owned Subsidiaries) during each Fiscal Year. Contemporaneously with any automatic reductions in the Aggregate Revolving Credit Commitment pursuant to this
Section 2.7(b), the Borrower shall prepay the Loans in an amount equal to the lesser of (A) the outstanding principal amount of Loans and (B) the amount of such reduction; provided, however, that no such prepayment shall be required if, at such time, the Borrower could satisfy the conditions set forth in Section 4.2(b) for the reborrowing thereof. The preceding sentence shall not affect the obligations of the Borrower under Section
2.1(b).
          (c)  Mandatory commitment reductions under
this Section 2.7 shall be cumulative and in addition to reductions occurring pursuant to Section 2.4(b). Any mandatory commitment reductions under Section 2.7(b) or voluntary commitment reduction pursuant to Section 2.4(b) shall be applied to the mandatory commitment reductions required to be made pursuant to Section 2.7(a) in the inverse order of maturity.
          (d) Any reduction in the Aggregate Revolving Credit Commitment pursuant to this Section 2.7 or otherwise shall ratably reduce the Revolving Credit
Commitment of each Lender.
     2.8. Method of Selecting Types and Interest Periods
for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time; provided, however, that for a period of sixty-five
(65) days after the date hereof, the Borrower will keep
all of the Loans in a Eurodollar Advance with a one-month Interest Period and with the same maturity date, or in a combination of Floating Rate Advances and one (1)
Eurodollar Advance meeting the qualifications set forth above. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:
          (a)  the Borrowing Date, which shall be a
Business Day, of such Advance;
          (b)  the aggregate amount of such Advance;
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          (c)  the Type of Advance selected; and
          (d)  in the case of each Eurodollar Advance,
the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.
Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at
its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.
     2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as
Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The
Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or at least three (3) Business
Days, in the case of a conversion into or continuation of
a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:
          (a) the requested date of such conversion or continuation which shall be a Business Day;
          (b)  the aggregate amount and Type of the
Advance which is to be converted or continued; and
          (c)  the amount(s) and Type(s) of Advance(s)
into which such Advance is to be converted or continued
and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.
     2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the
Corporate Base Rate.  Each
- -21-
Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest
Period at the interest rate determined as applicable to
such Eurodollar Advance. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a
mandatory repayment required pursuant to Section 2.7.
     2.11. Rates Applicable After Default.
Notwithstanding anything to the contrary contained in
Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section
8.2 requiring unanimous consent of the Lenders to changes
in interest rates), declare that each Eurodollar Advance and Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate plus two percent (2%)
per annum.
     2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any
Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at
any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower
maintained with First Chicago for each payment of
principal, interest and fees as it becomes due hereunder.
     2.13. Notes; Telephonic Notices.  Each Lender is
hereby authorized to record the principal amount of each
of its Loans and each repayment on the schedule attached
to its Note; provided, however, that neither the failure
to so record nor any error in such recordation shall
affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds to the Borrower's direct deposit account at First Chicago based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer.
If the written confirmation differs in any material
respect from the action taken by the Agent and the
Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
- -22-
     2.14. Interest Payment Dates; Interest and Fee
Basis.  Interest accrued on each Floating Rate Advance
shall be payable on each Payment Date, commencing on June 30, 1996, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the next Payment Date. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest with respect to Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year, and interest with respect to Floating Rate Advances and commitment fees shall be calculated for actual days elapsed on the basis
of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance or any fee payable hereunder shall become due on a day which is not a
Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
     2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice,
Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each
Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.
     2.16. Lending Installations.  Each Lender may book
its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.
     2.17. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the
Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to
make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the
Agent, the Lenders shall, on
- -23-
demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal
to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate
for such day, or (b) in the case of payment by the
Borrower, the interest rate applicable to the relevant
Loan.
     2.18. Taxes. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon any income imposed on the Agent or
any Lender by the jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non- Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any
Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.18. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this
Agreement and the payment of all other amounts payable
hereunder.
          (b)  At least five (5) Business Days prior to
the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two (2) duly
completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this
Agreement and the Notes without
- -24-
deduction or withholding of any United States federal
income taxes.  Each Lender which so delivers a Form 1001
or 4224 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or
renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this
Agreement and the Notes without deduction or withholding
of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
     2.19. Agent's Fees. The Borrower shall pay to the Agent those fees, in addition to the commitment fees referenced in Section 2.4(a), in the amounts and at the times separately agreed to between the Agent and the Borrower.
     ARTICLE III
     CHANGE IN CIRCUMSTANCES
     3.1. Yield Protection.  If, after the date hereof,
the adoption or any change in any law or any governmental
or quasi-governmental rule, regulation, policy, guideline
or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any
Lender therewith,
          (a)  subjects any Lender or any applicable
Lending Installation to any tax, duty, charge or
withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any
Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business),
or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans or other amounts due it hereunder,
or
          (b)  imposes or increases or deems applicable
any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves
and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or
- -25-
          (c)  imposes any other condition the result
of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.
     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  "Risk-Based
Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
     3.3. Availability of Types of Advances.  If any
Lender determines that maintenance of its Eurodollar Advances at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost
of making or maintaining such Advance, then the Agent
shall suspend the availability of the affected Type of Advance until such circumstance no longer exists and require any Eurodollar Advances of the affected Type to be
repaid.
     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date
- -26-
specified by the Borrower for any reason other than
default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.
     3.5. Lender Statements; Survival of Indemnity. To
the extent reasonably possible, each Lender shall
designate an alternate Lending Installation with respect
to its Eurodollar Advances to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under
Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under
Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance
shall be calculated as though each Lender funded its Eurodollar Advances through the purchase of a deposit of the type and maturity corresponding to the deposit used as
a reference in determining the Eurodollar Rate applicable
to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.
     ARTICLE IV
     CONDITIONS PRECEDENT
     4.1. Initial Loan.  The Lenders shall not be
required to make the initial Advance hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied, in each case on or before April 30, 1996:
          (a)  Charter Documents.  Copies of the
articles of incorporation of the Borrower, together with
all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.
          (b)  By-Laws and Resolutions.  Copies,
certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.
          (c)  Secretary's Certificate.  An incumbency
certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents
- -27-
and to make borrowings hereunder, upon which certificate
the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.
          (d)  Officer's Certificate.  A certificate,
dated as of the date of this Agreement, signed by an Authorized Officer, in form and substance satisfactory to the Agent, to the effect that: (i) as of the date of this Agreement (both before and after giving effect to the consummation of the Merger, the consummation of the other transactions contemplated by the Transaction Documents and the making of the Loans hereunder (collectively, the "Closing Transactions")) no Default or Unmatured Default
has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or any other Closing Transaction, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best
of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or
the Borrower has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) the Transaction
Documents are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof except with the written
consent of the Required Lenders; (v) the Merger has been consummated in accordance with the Merger Agreement and no conditions to closing set forth therein have been waived;
(vi) the Borrower has not failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before the date of this Agreement; (vii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the date hereof (both before and after giving effect to the Closing Transactions); and (viii) since December 31, 1995, no event or change has occurred that has caused or evidences
a Material Adverse Effect.
          (e)  Legal Opinions.  (i) A written opinion
of  Bryan Cave L.L.P., counsel to the Borrower, addressed
to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel and (ii) confirmation from counsel to each party to the Merger Agreement that the Agent and the Lenders may rely upon its opinion delivered pursuant to the Merger Agreement.
          (f)  Notes.  Notes payable to the order of
each of the Lenders duly executed by the Borrower.
          (g)  Loan Documents.  Executed originals of
this Agreement and each of the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant
hereto and thereto.
- -28-
          (h)  Letters of Direction.  Written money
transfer instructions with respect to the initial Advances and to future Advances in the form of Exhibit B hereto addressed to the Agent and signed by an Authorized
Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.
          (i)  Solvency Certificate.  A written
solvency certificate from the chief financial officer of
the Borrower in form and content satisfactory to the
Agent, dated as of the date of this Agreement, with
respect to the value, Solvency and other factual
information of, or relating to, as the case may be, the Borrower on a consolidated basis, after giving effect to the Closing Transactions.
          (j)  Subsidiary Charter Documents.  Copies of
the articles or certificates of incorporation of each Subsidiary of the Borrower, together with all amendments, and, where applicable, a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a certificate of compliance from each Insurance Subsidiary's jurisdiction of domicile and, with respect to American, from the States of Ohio, Illinois, California, Florida, Wisconsin and Texas and, with respect to FB Life, from the States of Florida, Ohio and Michigan.
          (k)  Merger Documents.   A copy of  the Merger
Documents and any amendments, supplements and
modifications thereto certified as true and complete by an Authorized Officer, together with evidence satisfactory to the Agent that the Merger has been consummated.
          (l)  Financial Statements.    The Lenders
shall have received (i) the Pro Forma which shall not be less favorable, in the Lenders' reasonable judgment, than the projections previously provided to them and which shall demonstrate, in their reasonable judgment, together with all other information then available to the Lenders, that the Borrower and its Subsidiaries can repay their debts and satisfy their respective other obligations as
and when due, and can comply with the financial covenants set forth herein and (ii) such information as the Lenders may reasonably request to confirm the tax, legal and business assumptions made in the Pro Forma.
          (m)  Bank Payoff Letter. A bank payoff
letter in form and substance acceptable to the Agent from Fleet National Bank (f/k/a Shawmut Bank Connecticut,
N.A.) stating that the total amount due under Financial Benefit's loan agreements with such lender shall be satisfied (and such agreements terminated) upon payment of an amount certain, which amount shall not in any event be greater than $16,000,000, together with such lien releases and other documents as the Agent shall require.
          (n)  Repayment of Indebtedness.  All
Indebtedness of the Borrower under that certain Credit Agreement dated as of December 29, 1994 among the
Borrower, The First National Bank of Chicago, as agent,
and the lenders party thereto shall be repaid in full.
- -29-
          (o)  A.M. Best Rating.  The Agent shall not
have received notice to the effect that, immediately prior to the Closing, American's rating from A.M. Best & Co. is less than "A-."
          (p) Actuarial Reports. The Agent shall have received true and complete copies of actuarial reports prepared by (i) Actuarial Resources Corporation, (in the case of American for the period ended December 31, 1995)
and (ii) Milliman and Robertson, Inc. (in the case of FB Life for the period ended October 31, 1995), each in form and substance satisfactory to the Lenders, demonstrating that the reserves and assets maintained by FB Life (including, without limitation, its current and prospective Investment portfolio) and American, are
adequate and sufficient to fund the legal and contractual obligations (including, without limitation, any obligation to declare dividends) of FB Life and American to their respective policy holders together with such other actuarial reports or reviews as the Agent has requested.
          (q)  Dividends. The Lenders shall be
satisfied as to the ability of FB Life to pay dividends.
          (r)  Other.  Such other documents as the
Agent, any Lender or their counsel may have reasonably
requested.
     4.2. Each Future Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:
          (a)  There exists no Default or Unmatured
Default and none would result from such Advance;
          (b)  The representations and warranties
contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto (submitted to the Agent and each Lender in writing by the Borrower) reflecting transactions permitted by this Agreement;
          (c)  A Borrowing Notice shall have been
properly submitted; and
          (d)  All legal matters incident to the making
of such Advance shall be satisfactory to the Lenders and
their counsel.
     Each Borrowing Notice with respect to each such
Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit D hereto as a condition to making an Advance.
- -30-
     ARTICLE V
     REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing
Transactions:
     5.1. Corporate Existence and Standing. Each of the Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted.
     5.2. Authorization and Validity.  The Borrower and
each Subsidiary have all requisite power and authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents and the other Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by the Borrower and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the
Loan Documents and the other Transaction Documents constitute legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.
     5.3. Compliance with Laws and Contracts.  The
Borrower and its Subsidiaries have complied in all
material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the
Borrower and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party, the application of the proceeds of the Loans, the consummation of the Closing Transactions or any other transaction contemplated in the Loan Documents and the other
Transaction Documents, nor compliance with the provisions
of the Loan Documents and the other Transaction Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, T, U or X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which
it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the
- -31-
terms of any such indenture, instrument or agreement, or
(c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on
Schedule 5.3, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.
     5.4. Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other
Person is or at the relevant time was required to
authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the
other Transaction Documents, the application of the
proceeds of the Loans or the consummation of the Merger or any other transaction contemplated in the Loan Documents or the other Transaction Documents, except such as have
been previously obtained and remain in full force and
effect and disclosed on Schedule 5.4 hereto. No filings were required to be made with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended.
     5.5. Financial Statements.  The Borrower has
heretofore furnished to each of the Lenders (a) the
December 31, 1995 audited consolidated financial
statements of the Borrower and its Subsidiaries, (b) the December 31, 1995 statutory financial statements of
American (c) the December 31, 1995 audited consolidated financial statements of Financial Benefit and (d) the December 31, 1995 statutory financial statements of FB
Life (collectively, the "Financial Statements"). The pro forma balance sheet (the "Pro Forma") of the Borrower and its Subsidiaries on a consolidated basis as of January 1, 1996 is attached hereto as Schedule 5.5. As of the date hereof, the Pro Forma estimates the Borrower's and the Subsidiaries' assets and liabilities on a consolidated basis, taking into account the Closing Transactions and the other transactions and actions contemplated by this Agreement and the other Transaction Documents, and is based upon assumptions that the Borrower believes are reasonable and appropriate as of the date hereof. Each of the Financial Statements was prepared in accordance with generally accepted accounting principles or statutory accounting practices, as applicable, and (in the case of the Financial Statements prepared in accordance with generally accepted accounting principles) fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).
     5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance, prospects or results of operations of (i) the Borrower and its Subsidiaries and
(ii) Financial Benefit and its Subsidiaries has occurred
since December 31, 1995.
     5.7. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable
foreign, state and
- -32-
local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower on a consolidated basis for all Fiscal Years through 1990 are closed, and there are no pending audits or investigations regarding the Borrower's or its Subsidiaries' federal, foreign, state or local tax returns, other than a pending audit of the Borrower in the State of Florida, as to which the Borrower's liability is not expected to exceed $100,000. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.
     5.8. Litigation and Contingent Obligations. There
is no litigation, arbitration, proceeding, inquiry or governmental investigation pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties except as set forth on Schedule 5.8, and no such matter set forth therein could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement or the consummation of any other Closing Transaction. Neither the Borrower nor any Subsidiary has any material contingent obligations except as set forth on
Schedule 5.8.
     5.9. Capitalization.  Schedule 5.9 hereto contains
(a) an accurate description of the Borrower's
capitalization after giving effect to the Merger and the other Closing Transactions and (b) an accurate list of all of the existing Subsidiaries as of the date of this Agreement after giving effect to the Merger and the other Closing Transactions, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Borrower and of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and all such shares of each Subsidiary are free and clear of all Liens, other than the Liens created by the Loan Documents.  Except as set forth on Schedule
5.9, no authorized but unissued or treasury shares of capital stock of the Borrower or any Subsidiary are subject to any option, warrant, right to call or
commitment of any kind or character.  Except as set forth
on Schedule 5.9, neither the Borrower nor any Subsidiary
has any outstanding stock or securities convertible into
or exchangeable for any shares of its capital stock, or
any right issued to any Person (either preemptive or
other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of the Borrower or such Subsidiary.
Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights
- -33-
or options of the type described in the preceding sentence except as otherwise set forth on Schedule 5.9.
     5.10. ERISA. Except as disclosed on Schedule 5.10, neither the Borrower nor any other member of the
Controlled Group maintains any Single Employer Plans, and
no Single Employer Plan has any Unfunded Liability.
Neither the Borrower nor any other member of the
Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under
Section 412 of the IRC or Section 302 of ERISA or the
terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan. The Borrower has not engaged in any prohibited transaction (as defined in
Section 4975 of the IRC or Section 406 of ERISA) in connection with any Plan which would subject the Borrower to any material liability. Within the last five (5) years neither the Borrower nor any member of the Controlled
Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.
     5.11. Defaults. No Default or Unmatured Default has occurred and is continuing.
     5.12. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any
Loan will be used in a manner which would violate, or
result in a violation of, Regulation G, Regulation T, Regulation U or Regulation X. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, nor any other aspect of the financing of the Merger, will violate or be inconsistent with the provisions of
Regulation G, Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than twenty-five percent (25%) of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.
     5.13. Investment Company.  Neither the Borrower nor
any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
- -34-
     5.14. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the
Borrower in connection with any of the transactions (including, without limitation, the Merger) contemplated by this Agreement or the other Transaction Documents and
any expenses (including, without limitation, attorneys'
fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.
     5.15. Solvency. As of the date hereof, after giving effect to the consummation of the transactions contemplated by the Loan Documents and the other
Transaction Documents and the payment of all fees, costs
and expenses payable by the Borrower with respect to the transactions contemplated by the Loan Documents and the other Transaction Documents, each of the Borrower and each Subsidiary is Solvent.
     5.16. Ownership of Properties.  Except as set forth
on Schedule 5.16 hereto, the Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.18 or by any of the other Loan Documents, to all of the properties and assets reflected in the Financial Statements as being owned by it, except
for assets sold, transferred or otherwise disposed of in
the ordinary course of business since the date thereof.
To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any
Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has
been declared invalid, been limited by order of any court
or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably
be expected to have a Material Adverse Effect.
     5.17. Indebtedness.  Attached hereto as Schedule
5.17 is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $25,000 for a single item of Indebtedness and $100,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the making of the Loans and the other Closing Transactions.
     5.18. Employee Controversies. There are no strikes, work stoppages or controversies pending or threatened between the Borrower or any Subsidiary and any of its employees,
- -35-
other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.19. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary
is in default in the performance, observance or
fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.
     5.20. Environmental Laws.  Except as set forth on
Schedule 5.20, there are no claims, investigations, litigation, administrative proceedings, notices, requests for information, whether pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws")
or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined in or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against the Borrower or any of its Subsidiaries. Neither the Borrower nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or formerly, legally or beneficially owned or operated by the Borrower or any Subsidiary or on or under real property to which the Borrower or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials. Except as set forth on Schedule 5.20, no real property currently
or formerly owned or operated by the Borrower or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials. The Borrower and each of its Subsidiaries have obtained and are in compliance with all permits, certificates, licenses, approvals and other authorizations
("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. Except as set forth on Schedule 5.20, no asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by the Borrower or any of its Subsidiaries. There are no liens threatened or attached to real property owned or operated by the Borrower or any of its Subsidiaries. As of the date hereof, the Borrower and its Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental
Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, except for the matter set forth on Schedule
5.20, as to which such liabilities do not exceed $500,000
in the aggregate, and, except as set forth on Schedule
5.20, no facts or circumstances exist which could give
rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials. The operation and production of the Borrower and its Subsidiaries will not be materially impacted or affected by the compliance
- -36-
by any such Person with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.
     5.21. Corporate Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.
     5.22. Insurance Licenses.  Schedule 5.22 hereto
lists all of the jurisdictions in which any Insurance Subsidiary holds actual Licenses and is authorized to transact insurance business as of the date of this Agreement. No such License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or
revocation. To the Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by
any Governmental Authority. Schedule 5.22 also indicates the line or lines of insurance in which each such
Insurance Subsidiary is engaged and the state or states in which such Insurance Subsidiary is licensed to engage in any line of insurance, in each case as of the date of this
Agreement.
     5.23.  Merger Documents.  The Borrower has delivered
to each of the Lenders true, complete and correct copies
of the Merger Documents.  The Merger Documents as
originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified in any material respect as of the date hereof without the consent of the Lenders. Each of the representations and the warranties of the Borrower and Acquisition Co. (and,
to the knowledge of the Borrower, of Financial Benefit)
are true and correct in all material respect as of the
date hereof. Neither the Borrower nor, to the Borrower's knowledge, any other party thereto is in default in the performance of or compliance with any provisions thereof. The Merger Documents are in form and substance satisfactory for effecting the Merger pursuant to such agreements under the laws of the State of Delaware, all required Merger Documents have been filed with the
Secretary of State of the State of Delaware and the Merger has been effected and is valid in accordance with the laws of the State of Delaware.
     5.24. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender
in connection with the negotiation of the Loan Documents,
or (b) representations or warranties of the Borrower or
any Subsidiary contained in this Agreement, the other Loan Documents, or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make
the statements contained herein or therein not misleading
in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at
the time made.  There is no fact known to the Borrower
- -37-
(other than matters of a general economic
nature) that has had or could reasonably be expected to
have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.
     ARTICLE VI
     COVENANTS
     During the term of this Agreement, unless the
Required Lenders shall otherwise consent in writing:
     6.1. Financial Reporting.  The Borrower will
maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, or SAP as applicable, and will furnish to the
Lenders:
          (a)  As soon as practicable and in any event
within ninety (90) days after the close of each of its Fiscal Years, an unqualified audit report (which shall not be qualified as to scope of audit or going concern or in any other material respect) certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting
Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related income and reconciliation of shareholders' equity statements, and a statement of cash flows, accompanied by
(i) any management letter prepared by said accountants,
(ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, (iii) a letter from said accountants substantially in the form of Exhibit C hereto addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance
on such financial statements and authorizing such
reliance; and (iv) a copy of a written reconciliation between SAP and Agreement Accounting Principles with respect to such financial statements if such
reconciliation is provided to the insurance regulatory authority in the state of domicile of any Insurance Subsidiary.
          (b)  As soon as practicable and in any event
within forty-five (45) days after the close of the first three (3) quarterly periods of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer and prepared in accordance with Agreement Accounting Principles.
- -38-
          (c)  (i) Upon the earlier of (A) fifteen (15)
days after the regulatory filing date or (B) seventy-five
(75) days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary, certified by the President, Secretary and Treasurer of and the actuary for such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and (ii) no later than each June 15, copies of such Annual Statements audited and certified by independent certified public accountants of recognized annual standing.
          (d)  Upon the earlier of (i) ten (10) days
after the regulatory filing date or (ii) sixty (60) days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of each of the Insurance Subsidiaries, certified by the president, secretary and treasurer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.
          (e)  Promptly and in any event within ten
(10) days after (i) learning thereof, notification of any changes after the date hereof in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M.
Best & Co. relating to any Insurance Subsidiary.
          (f)  Copies of any actuarial certificates
prepared with respect to any Insurance Subsidiary,
promptly after the receipt thereof.
          (g)  As soon as available, but in any event
not later than the last Business Day in March of each
year, a copy of the plan and forecast of the Borrower and its Subsidiaries for the next Fiscal Year (including a projected consolidated balance sheet, income statement and funds flow statement of the Borrower and its Subsidiaries and a projected balance sheet and income statement of each Insurance Subsidiary).
          (h)  Together with the financial statements
required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit D hereto signed by the Borrower's chief financial officer showing the calculations necessary to determine compliance with
this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
          (i)  Within two hundred seventy  (270) days
after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.
          (j)  As soon as possible and in any event
within ten (10) days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.
- -39-
          (k)  As soon as possible and in any event
within ten (10) days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of its Subsidiaries. Within ten (10) days of the Borrower or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental
Law which could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with written notice thereof.
          (l)  Promptly upon the furnishing thereof to
the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
          (m)  Promptly upon the filing thereof, copies
of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, the National Association of Securities
Dealers, any securities exchange, the NAIC or any
insurance commission or department or analogous
Governmental Authority (including without limitation, any filing made by the Borrower or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority.
          (n)  Promptly and in any event within ten
(10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of shareholders' equity.
          (o)  Such other information (including,
without limitation, the annual Best's Advance Report
Service report prepared with respect to each Insurance Subsidiary rated by A.M. Best & Co.) as the Agent or any Lender may from time to time reasonably request.
     6.2. Use of Proceeds. The Borrower will use the proceeds of the Advances to provide funds for the Merger and the payment of related fees and expenses and the repayment of certain indebtedness of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock"
(as defined in Regulation U).
     6.3. Notice of Default.  The Borrower will, and
will cause each Subsidiary to, give prompt notice in
writing to the Lenders of (a) the occurrence of any
Default or Unmatured Default, (b) the occurrence of any other development, financial or other, relating specifically
- -40-
to the Borrower or any of its Subsidiaries (and
not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect,
(c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.
     6.4. Conduct of Business.  The Borrower will, and
will cause each Subsidiary to, (a) carry on and conduct
its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) with respect to each Insurance Subsidiary, only engage in the life insurance business,
(c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at
any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that any Insurance Subsidiary may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by
the Borrower's Board of Directors to be in the best
interest of the Borrower and could not reasonably be expected to have a Material Adverse Effect. The Borrower shall cause Acquisition Co. (a) to carry on and conduct solely the business of an insurance holding company and
(b) not to incur any Indebtedness.  No Insurance
Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Lenders. Each Wholly-Owned Subsidiary in
existence as of the date of this Agreement shall continue
to be a Wholly-Owned Subsidiary; provided, that the
Borrower may sell all of the capital stock of any
Subsidiary other than American, subject to Section 6.13
hereof.
     6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
- -41-
     6.6. Corporate Insurance.  The Borrower will, and
will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the
Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.
     6.7. Compliance with Laws.  The Borrower will, and
will cause each Subsidiary to, comply with all laws,
rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect.
     6.8. Maintenance of Properties.  The Borrower will,
and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
     6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to
discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.
     6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or any Wholly-Owned
Subsidiary of the Borrower, and (b) so long as no Default
or Event of Default is pending before or after giving
effect to the declaration or payment of such dividends or the redemption, repurchase, acquisition or retirement of such stock, the Borrower may declare and pay dividends on its capital stock or redeem, repurchase, acquire or retire its capital stock commencing in Fiscal Year 1996 so long as the aggregate amount of all such dividends,
redemptions, repurchases and acquisitions in any Fiscal
Year does not exceed the lesser of (x) $5,000,000 and (y) twenty- five percent (25%) of Net Income for the prior Fiscal Year.
- -42-
     6.11. Indebtedness.  The Borrower will not, nor will
it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
          (a)  the Loans;
          (b)  Indebtedness existing on the date hereof
and described in Schedule 5.17 hereto;
          (c) Rate Hedging Obligations incurred by the Borrower related to the Loans;
          (d)  other Rate Hedging Obligations incurred
by any Insurance Subsidiary of not more than one-quarter
of one percent (.25%) of the investment assets ("Assets" statement, Page 2, Line 10A of the Annual Statement) of such Insurance Subsidiary at any one time outstanding; and
          (e)  additional unsecured Indebtedness (other
than Rate Hedging Obligations) which, in respect of Indebtedness with an initial principal amount in excess of $100,000, is incurred on terms and conditions acceptable to the Required Lenders, so long as (i) no Default or Unmatured Default has occurred and is existing or would occur after giving effect thereto; (ii) such incurrence would not violate Section 6.23.2 hereof.
     6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into or sell all or substantially all of its assets to any other Person, except that a Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower; provided, that the Borrower may enter into any merger or consolidation with a corporation organized under the laws of any state of the United States so long as (a) the Borrower is the surviving corporation, (b) no Default or Unmatured Default has occurred and is continuing or
would occur after giving effect thereto and  (c)   unless
such transaction is permitted under Section 6.15(a)(iv), the Required Lenders have given their prior written consent to such transaction, which shall not unreasonably be withheld.
     6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of investment assets in the ordinary course of business, and (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory sold in the ordinary course of business) as permitted by this Section 6.13 since the date hereof, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.
     6.14. Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.
- -43-
     6.15. Investments and Purchases. (a) The Borrower will not, nor will it permit any Subsidiary which is not an Insurance Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:
          (i)  Cash and Cash Equivalents;
          (ii) Investments in existence on the date hereof (including Investments in Subsidiaries) and described in Schedule 6.15 hereto;
          (iii) Other Investments by the Borrower in American or Acquisition Co. or by Acquisition Co. in FB Life, in each case so long as (A) no Default or Unmatured Default has occurred and is continuing either before or after giving effect thereto and (B) the Borrower has provided the Agent with pro forma financial statements as of the end of the next succeeding quarter after giving effect to such Investment demonstrating compliance with each of the covenants set forth in Section 6.23;
          (iv) Purchases of businesses or entities engaged in the life insurance business which do not constitute Hostile Takeovers (A) for consideration consisting of the Borrower's capital stock not to exceed $50,000,000 in the aggregate after the date of this Agreement or (B) for other types of consideration not to exceed (x) $10,000,000 in the aggregate after the date of this Agreement (including the amount of any consideration other than the Borrower's capital stock paid in connection with Purchases made pursuant to clause (A)), less (y) the aggregate consideration paid in respect of any Purchases made pursuant to Section 6.15(b)(v); and
          (v)  Derivatives Investments made by the
Borrower in respect of the Obligations.
     (b) The Borrower will not permit any Insurance Subsidiary to make or suffer to exist any Investments (including, without limitation, loans and advances to and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:
          (i)  Cash and Cash Equivalents;
          (ii) Investments in debt securities rated BBB- or better by Standard & Poor's Ratings Group, Baa-3 or better by Moody's Investors Services, Inc. or NAIC-2 or better by the NAIC; provided, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by Section 6.15(b)(iii) and (B) if not then permitted by Section 6.15(b)(iii) remain permitted hereby until the earlier of the time it is permitted under Section
- -44-
 6.15(b)(iii) and the date which is thirty (30) days after the date on which such rating requirement is no longer met;
          (iii)     Other Investments (other than
Derivatives Investments) of a quality acceptable to the insurance commissioner in the respective domiciliary state of such Insurance Subsidiary; provided, that such Investments do not exceed, in the aggregate at any one time outstanding, fifteen percent (15%) of the aggregate Investments of any Insurance Subsidiary, of which not more than (A) four percent (4%) of such aggregate Investments shall consist of Investments in real estate mortgages, (B) three percent (3%) of such aggregate Investments shall consist of Investments in real estate, (C) ten percent
(10%) of such aggregate Investments shall consist of Investments in debt securities rated not less than BB- by Standard & Poor's Ratings Group, Ba3 by Moody's Investors Services, Inc. and NAIC-3 by the NAIC, (D) three and one-half percent (3.5%) of such aggregate Investments shall consist of Investments in equity securities or (E) four percent (4%) of such aggregate Investments shall consist of Investments other than those described in clauses (A) through (D);
          (iv) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.15 hereto;
          (v)  Purchases of businesses or entities
engaged in the life insurance business (which do not constitute Hostile Takeovers) made after the date of this Agreement for an aggregate consideration not to exceed (A) $10,000,000, less (B) the aggregate consideration paid in respect of any Purchases made pursuant to Section 6.15(a)(iv)(B); and
          (vi) Derivatives Investments made after the date of this Agreement not to exceed either (A)
$20,000,000 in the aggregate for all Insurance
Subsidiaries or (B) in the aggregate, one percent (1%) of the investment assets ("Assets" statement, Page 2, Line
10A of the Annual Statement) as of the date of determination of the Insurance Subsidiary making the Investment; provided, that any such Investment which, at any time after which it is made, ceases to meet such requirement, shall remain permitted hereby until the date which is thirty (30) days after the date on which such requirement is no longer met;
provided, in no event shall more than three percent (3%) of the combined Investments (other than Investments described in clause (c) of the definition of "Cash Equivalents") of the Insurance Subsidiaries be Investments in any one Person; provided, further, that for purposes of the preceding proviso, each specific group of collateralized assets created under a quasi-governmental agency shall constitute a separate Person.

     6.16. Contingent Obligations.  The Borrower will
not, nor will it permit any Subsidiary to, make or suffer
to exist any Contingent Obligation (including, without
limitation, any Contingent Obligation with respect to the
obligations of a Subsidiary), except by endorsement of
instruments for deposit or collection in the ordinary
course of business.
- -45-
     6.17. Liens.  The Borrower will not, nor will it
permit any Subsidiary to, create, incur, or suffer to
exist any Lien in, of or on the Property of the Borrower
or any of its Subsidiaries, except:
          (a)  Liens for taxes, assessments or
governmental charges or levies on its Property if the same
shall not at the time be delinquent or thereafter can be
paid without penalty, or are being contested in good faith
and by appropriate proceedings and for which adequate
reserves in accordance with Agreement Accounting
Principles or SAP, as applicable, shall have been set
aside on its books;
          (b)  Liens imposed by law, such as carriers',
warehousemen's and mechanics' liens and other similar
liens arising in the ordinary course of business which
secure payment of obligations not more than sixty (60)
days past due or which are being contested in good faith
by appropriate proceedings and for which adequate reserves
in accordance with Agreement Accounting Principles or SAP,
as applicable, shall have been set aside on its books;
          (c)  Liens arising out of pledges or deposits
under worker's compensation laws, unemployment insurance,
old age pensions, or other social security or retirement
benefits, or similar legislation;
          (d)  Utility easements, building restrictions
and such other encumbrances or charges against real
property as are of a nature generally existing with
respect to properties of a similar character and which do
not in any material way affect the marketability of the
same or interfere with the use thereof in the business of
the Borrower or the Subsidiaries;
          (e)  Liens on securities constituting joint
custody receipts in favor of the Kansas Department of
Insurance or the Florida Department of Insurance; and
          (f)  Liens existing on the date hereof and
described in Schedule 6.17 hereto.
     6.18. Affiliates.  The Borrower will not, and will
not permit any Subsidiary to, enter into any transaction
(including, without limitation, the purchase or sale of
any Property or service) with, or make any payment or
transfer to, any Affiliate except (a) in the ordinary
course of business and pursuant to the reasonable
requirements of the Borrower's or such Subsidiary's
business and upon fair and reasonable terms no less
favorable to the Borrower or such Subsidiary than the
Borrower or such Subsidiary would obtain in a comparable
arms-length transaction and (b) a loan permitted pursuant
to Section 6.15(b)(vii).
     6.19. Amendments to Agreements.  The Borrower will
not, and will not permit any Subsidiary to, amend, waive,
modify or terminate (a) the terms and conditions of any
agreement or charter provision governing any preferred
stock or (b) any Management Agreement, except as required
by applicable law or regulation.
- -46-
     6.20. Environmental Matters.  The Borrower shall and
shall cause each of its Subsidiaries to (a) at all times
comply in all material respects with all applicable
Environmental Laws and (b) promptly take any and all
necessary remedial actions in response to the presence,
storage, use, disposal, transportation or Release of any
material amount of  Hazardous Materials on, under or about
any real property owned, leased or operated by the
Borrower or any of its Subsidiaries.  In the event that
the Borrower or any Subsidiary undertakes any remedial
action with respect to any Hazardous Material on, under or
about any real property, the Borrower or such Subsidiary
shall conduct and complete such remedial action in
material compliance with all applicable Environmental Laws
and in accordance with the policies, orders and directives
of all federal, state and local governmental authorities,
except when the Borrower's or such Subsidiary's liability
for such presence, storage, use, disposal, transportation
or Release of any Hazardous Material is being contested in
good faith by the Borrower or such Subsidiary and
appropriate reserves therefor have been established.  If
the Agent or any Lender at any time has a reasonable basis
to believe that there may be a material violation of any
Environmental Law by the Borrower or any of its
Subsidiaries, or any material liability arising thereunder
or related to a Release of Hazardous Materials on any real
property owned, leased or operated by the Borrower or any
of its Subsidiaries or a Release on real property adjacent
to such real property, then the Borrower shall, upon the
request of the Agent or such Lender, provide the Agent and
each Lender with all such reports, certificates,
engineering studies and other written material or data
relating thereto as the Agent or any Lender may reasonably
require.
     6.21. Change in Corporate Structure; Fiscal Year.
The Borrower shall not, nor shall it permit any Subsidiary
to, (a) permit any amendment or modification to be made to
its certificate or articles of incorporation or by- laws
which is materially adverse to the interests of the
Lenders (provided that the Borrower shall notify the Agent
of any other amendment or modification thereto as soon as
practicable thereafter) or (b) change its Fiscal Year to
end on any date other than December 31 of each year.
     6.22. Inconsistent Agreements.  The Borrower shall
not, nor shall it permit any Subsidiary to, enter into any
indenture, agreement, instrument or other arrangement
which, (a) directly or indirectly prohibits or restrains,
or has the effect of prohibiting or restraining, or
imposes materially adverse conditions upon, the incurrence
of the Obligations, the granting of Liens to secure the
Obligations, or the amendment of the Loan Documents or (b)
contains any provision which would be violated or breached
by the making of Advances or by the performance by the
Borrower of any of its obligations under any Loan
Document.
     6.23. Financial Covenants.  Subject to normal
year-end and closing audit adjustments for calculations or
determinations made in accordance with Agreement
Accounting Principles or SAP, as applicable, the Borrower
on a consolidated basis with its Subsidiaries shall:
      6.23.1.   Net  Worth.   At all times after the date
hereof, maintain a Net Worth equal to or greater than the
sum of (a) $116,000,000 plus (b) fifty percent (50%) of
the sum of the Net Income (but not net loss) of the
Borrower and its Subsidiaries for each Fiscal
- -47-
Quarter ending on or after March 31, 1996, plus
(c) an amount equal to one hundred percent (100%) of the
cash and non-cash proceeds of any equity securities issued
by the Borrower on or after the date of this Agreement
(including in connection with the Merger).
      6.23.2.   Leverage  Ratio.   At all times after the
date hereof, maintain a Leverage Ratio of not more
 .20:1.0.
      6.23.3.   Fixed Charge Coverage  Ratio.   As of the
end of each Fiscal Quarter, maintain a Fixed Charge
Coverage Ratio of not less than 1.5:1.0.
      6.23.4.   Risk-Based  Capital.   At all times after
the date hereof, cause each Insurance Subsidiary to
maintain a ratio of (a) Total Adjusted Capital (as defined
in the Risk-Based Capital Act or in the rules and
procedures prescribed from time to time by the NAIC with
respect thereto) to (b) the Company Action Level RBC (as
defined in the Risk-Based Capital Act or in the rules and
procedures prescribed from time to time by the NAIC with
respect thereto) of at least two hundred percent (200%).
      6.23.5.   Unassigned Earned  Surplus.   At all
times after the date hereof, cause American to maintain an Unassigned Earned Surplus of not less than $10,000,000.
      6.23.6   Cash Flow  Tests.  As of May 31 and
October 31 of each year, cause the present value of statutory net income (including earnings on capital, surplus and asset valuation reserve discounted at the portfolio earnings rate) calculated pursuant to the New
York State Regulation 126 cash flow tests for American, and for American and FB Life on a combined basis, to be not less than zero in each of the following interest rate scenarios:
               (i)  level;
               (ii) increase of 3.00%; and
               (iii)     decrease of 3.00%.
     6.24. Tax Consolidation. The Borrower will not and will not permit any of its Subsidiaries to (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than the Borrower and its Subsidiaries or (b) amend, terminate or fail to enforce the Tax Sharing Agreement in any material respect (other than as contemplated in the definition of "Tax Sharing Agreement") or enter into any other tax sharing agreement or similar arrangement.
     6.25. ERISA Compliance.
          With respect to any Plan, neither the Borrower nor any Subsidiary shall:
          (a)  engage in any "prohibited transaction"
(as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
Section 4975 of the IRC in excess of $100,000 could be imposed;
- -48-
          (b)  incur any "accumulated funding
deficiency" (as such term is defined in Section 302 of ERISA) in excess of $100,000, whether or not waived, or permit any Unfunded Liability to exceed $100,000;
          (c)  permit the occurrence of any Termination
Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $100,000;
          (d)  be an "employer" (as such term is
defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or
          (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the IRC with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material
Adverse Effect.
     6.26. Derivatives. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Derivatives Investments except that the Borrower and its Insurance Subsidiaries may enter into Derivatives
Investments (a) subject to the limitations set forth in Sections 6.11 and 6.15 hereof and (b) for so long as such transactions are within the American Investors Life
Insurance Company, Inc. Fixed Income Investment Guidelines revised March, 1996, as set forth on Schedule 6.26 hereto and as in effect on the date of this Agreement; provided, that notwithstanding clause (b) above, the Borrower and its Insurance Subsidiaries may enter into interest rate cap (under which such Person is the cap purchaser) or collar (under which such Person is the floor provider and the cap purchaser) protection agreements.

     ARTICLE VII
     DEFAULTS
     The occurrence of any one or more of the following
events shall constitute a Default:
     7.1.  Any representation or warranty made or deemed
made by or on behalf of the Borrower or any of its
Subsidiaries to the Lenders or the Agent under or in
connection with this Agreement, any Loan, or any
certificate or information delivered in connection with
this Agreement or any other Loan Document shall be false
in any material respect on the date as of which made.
- -49-
     7.2.  Nonpayment of (a) principal of any Note when
due, or (b) interest upon any Note or any commitment fee
or other fee or obligations under any of the Loan
Documents within five (5) days after the same becomes due.
     7.3.  The breach by the Borrower of any of the terms
or provisions of Section 6.2, Section 6.3(a) or Sections
6.10 through 6.26.
     7.4.  The breach by the Borrower (other than a
breach which constitutes a Default under Section 7.1, 7.2
or 7.3) of any of the terms or provisions of this
Agreement which is not remedied within ten (10) days after
written notice from the Agent or any Lender.
     7.5.  The default by the Borrower or any of its
Subsidiaries in the performance of any term, provision or
condition contained in any agreement or agreements under
which any Indebtedness aggregating in excess of $100,000
was created or is governed, or the occurrence of any other
event or existence of any other condition, the effect of
any of which is to cause, or to permit the holder or
holders of such Indebtedness to cause, such Indebtedness
to become due prior to its stated maturity; or any such
Indebtedness of the Borrower or any of its Subsidiaries
shall be declared to be due and payable or required to be
prepaid in whole (other than by a regularly scheduled
payment) prior to the stated maturity thereof.
     7.6.  The Borrower or any of its Subsidiaries shall
(a) have an order for relief entered with respect to it
under the Federal bankruptcy laws as now or hereafter in
effect, (b) make an assignment for the benefit of
creditors, (c) apply for, seek, consent to, or acquiesce
in, the appointment of a receiver, custodian, trustee,
examiner, liquidator or similar official for it or any
Substantial Portion of its Property, (d) institute any
proceeding seeking an order for relief under the Federal
bankruptcy laws as now or hereafter in effect or seeking
to adjudicate it a bankrupt or insolvent, or seeking
dissolution, winding up, liquidation, reorganization,
arrangement, adjustment or composition of it or its debts
under any law relating to bankruptcy, insolvency or
reorganization or relief of debtors or fail to file an
answer or other pleading denying the material allegations
of any such proceeding filed against it, (e) take any
corporate action to authorize or effect any of the
foregoing actions set forth in this Section 7.6, (f) fail
to contest in good faith any appointment or proceeding
described in Section 7.7 or (g) become unable, not pay, or
admit in writing its inability to pay, its debts generally
as they become due.
     7.7.  Without the application, approval or consent
of the Borrower or any of its Subsidiaries, a receiver,
trustee, examiner, liquidator or similar official shall be
appointed for the Borrower or any of its Subsidiaries or
any Substantial Portion of its Property, or a proceeding
described in Section 7.6(d) shall be instituted against
the Borrower or any of its Subsidiaries and such
appointment continues undischarged or such proceeding
continues undismissed or unstayed for a period of thirty
(30) consecutive days.
     7.8.  Any court, government or governmental agency
shall condemn, seize or otherwise appropriate, or take
custody or control of (each a "Condemnation"), all or any
portion of the Property of the Borrower and its
Subsidiaries which, when taken together
- -50-
with all other Property of the Borrower and its
Subsidiaries so condemned, seized, appropriated, or taken
custody or control of, during the twelve-month period
ending with the month in which any such Condemnation
occurs, constitutes a Substantial Portion.
     7.9.  The Borrower or any of its Subsidiaries shall
fail within thirty (30) days to pay, bond or otherwise
discharge any judgment or order for the payment of money
in excess of $100,000 (or multiple judgments or orders for
the payment of an aggregate amount in excess of $500,000),
which is not stayed on appeal or otherwise being
appropriately contested in good faith.
     7.10. The Borrower or any of its Subsidiaries shall
be the subject of any proceeding or investigation
pertaining to the discovery of any Hazardous Materials on
the leased or owned property of the Borrower or any of its
Subsidiaries, the release by the Borrower or any of its
Subsidiaries, or any other Person of any Hazardous
Materials into the environment, or any violation of any
Environmental Law or Environmental Permit, which, in any
such case, could reasonably be expected to have a Material
Adverse Effect.
     7.11. Any Change in Control shall occur.
     7.12. Nonpayment by the Borrower of any Rate Hedging
Obligation or the breach by the Borrower of any term,
provision or condition contained in any agreement, device
or arrangement giving rise to any Rate Hedging Obligation.
     7.13. Any License of any Insurance Subsidiary (a)
shall be revoked by the Governmental Authority which
issued such License, or any action (administrative or
judicial) to revoke such License shall have been commenced
against such Insurance Subsidiary and shall not have been
dismissed within thirty  (30) days after the commencement
thereof, (b) shall be suspended by such Governmental
Authority for a period in excess of thirty (30) days or
(c) shall not be reissued or renewed by such Governmental
Authority upon the expiration thereof following
application for such reissuance or renewal of such
Insurance Subsidiary.
     7.14. Any Insurance Subsidiary shall be the subject
of a final non- appealable order imposing a fine in an
amount in excess of $250,000 in any single instance or
other such orders imposing fines in excess of $1,000,000
in the aggregate after the date of this Agreement by or at
the request of any state insurance regulatory agency as a
result of the violation by such Insurance Subsidiary of
such state's applicable insurance laws or the regulations
promulgated in connection therewith.
     7.15. Any Insurance Subsidiary shall become subject
to (a) any conservation or liquidation order, directive or
mandate issued by any Governmental Authority or (b) any
other directive or mandate issued by any Governmental
Authority, which in either case is not stayed within ten
(10) days.
- -51-
     ARTICLE VIII
     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
     8.1.  Acceleration.  If any Default described in
Section 7.6 or 7.7 occurs with respect to the Borrower,
the obligations of the Lenders to make Loans hereunder
shall automatically terminate and the Obligations shall
immediately become due and payable without any election or
action on the part of the Agent or any Lender.  If any
other Default occurs, the Required Lenders (or the Agent
with the consent of the Required Lenders) may terminate or
suspend the obligations of the Lenders to make Loans
hereunder, or declare the Obligations to be due and
payable, or both, whereupon the Obligations shall become
immediately due and payable, without presentment, demand,
protest or notice of any kind, all of which the Borrower
hereby expressly waives.
     If, within ten (10) Business Days after acceleration
of the maturity of the Obligations or termination of the
obligations of the Lenders to make Loans hereunder as a
result of any Default (other than any Default as described
in Section 7.6 or 7.7 with respect to the Borrower) and
before any judgment or decree for the payment of the
Obligations due shall have been obtained or entered, the
Required Lenders (in their sole discretion) shall so
direct, the Agent shall, by notice to the Borrower,
rescind and annul such acceleration and/or termination.
     8.2.  Amendments.  Subject to the provisions of this
Article VIII, the Required Lenders (or the Agent with the
consent in writing of the Required Lenders) and the
Borrower may enter into agreements supplemental hereto for
the purpose of adding or modifying any provisions to the
Loan Documents or changing in any manner the rights of the
Lenders or the Borrower hereunder or waiving any Default
hereunder; provided, however, that no such supplemental
agreement shall, without the consent of each Lender
affected thereby:
          (a)  Extend the final maturity of any Loan or
Note or reduce the principal amount thereof, or reduce the
rate or extend the time of payment of interest or fees
thereon;
          (b)  Reduce the percentage specified in the
definition of Required Lenders;
          (c)  Reduce the amount or extend the payment
date for the mandatory payments required under Section
2.1(b) or 2.7, or increase the amount of the Commitment of
any Lender hereunder;
          (d)  Extend the Facility Termination Date or
reduce the amount or extend the time of any mandatory
commitment reduction required by Section 2.7;
          (e)  Amend this Section 8.2; or
- -52-
          (f)  Permit any assignment by the Borrower of
its Obligations or its rights hereunder.
No amendment of any provision of this Agreement relating
to the Agent shall be effective without the written
consent of the Agent.  The Agent may waive payment of the
fee required under Section 12.3.2 without obtaining the
consent of any other party to this Agreement.
     8.3.  Preservation of Rights.  No delay or omission
of the Lenders or the Agent to exercise any right under
the Loan Documents shall impair such right or be construed
to be a waiver of any Default or an acquiescence therein,
and the making of a Loan notwithstanding the existence of
a Default or the inability of the Borrower to satisfy the
conditions precedent to such Loan shall not constitute any
waiver or acquiescence.  Any single or partial exercise of
any such right shall not preclude other or further
exercise thereof or the exercise of any other right, and
no waiver, amendment or other variation of the terms,
conditions or provisions of the Loan Documents whatsoever
shall be valid unless in writing signed by the Lenders
required pursuant to Section 8.2, and then only to the
extent in such writing specifically set forth.  All
remedies contained in the Loan Documents or by law
afforded shall be cumulative and all shall be available to
the Agent and the Lenders until the Obligations have been
paid in full.
     ARTICLE IX
     GENERAL PROVISIONS
     9.1.  Survival of Representations.  All
representations and warranties of the Borrower contained
in this Agreement or of the Borrower or any Subsidiary
contained in any Loan Document shall survive delivery of
the Notes and the making of the Loans herein contemplated.
     9.2.  Governmental Regulation.  Anything contained
in this Agreement to the contrary notwithstanding, no
Lender shall be obligated to extend credit to the Borrower
in violation of any limitation or prohibition provided by
any applicable statute or regulation.
     9.3.  Taxes.  Any taxes (excluding income taxes on
the overall net income of any Lender) or other similar
assessments or charges payable or ruled payable by any
governmental authority in respect of the Loan Documents
shall be paid by the Borrower, together with interest and
penalties, if any.
     9.4.  Headings.  Section headings in the Loan
Documents are for convenience of reference only, and shall
not govern the interpretation of any of the provisions of
the Loan Documents.
- -53-
     9.5.  Entire Agreement.  The Loan Documents embody
the entire agreement and understanding among the Borrower,
the Agent and the Lenders and supersede all prior
agreements and understandings among the Borrower, the
Agent and the Lenders relating to the subject matter
thereof other than the fee letter dated February 29, 1996
in favor of First Chicago.
     9.6.  Several Obligations; Benefits of this
Agreement.  The respective obligations of the Lenders
hereunder are several and not joint and no Lender shall be
the partner or agent of any other (except to the extent to
which the Agent is authorized to act as such).  The
failure of any Lender to perform any of its obligations
hereunder shall not relieve any other Lender from any of
its obligations hereunder.  This Agreement shall not be
construed so as to confer any right or benefit upon any
Person other than the parties to this Agreement and their
respective successors and assigns.
     9.7.  Expenses; Indemnification.  The Borrower shall
reimburse the Agent for any reasonable costs, internal
charges and out-of-pocket expenses (including attorneys'
fees and time charges of attorneys for the Agent, which
attorneys may be employees of the Agent) paid or incurred
by the Agent in connection with the preparation,
negotiation, execution, delivery, review, amendment,
modification, and administration of the Loan Documents.
The Borrower also agrees to reimburse the Agent and the
Lenders for any costs, internal charges and out-of-pocket
expenses (including attorneys' fees and time charges of
attorneys for the Agent and the Lenders, which attorneys
may be employees of the Agent or the Lenders) paid or
incurred by the Agent or any Lender in connection with the
collection and enforcement of the Loan Documents.  The
Borrower further agrees to indemnify the Agent and each
Lender, its directors, officers and employees against all
losses, claims, damages, penalties, judgments, liabilities
and expenses (including, without limitation, all expenses
of litigation or preparation therefor whether or not the
Agent or any Lender is a party thereto) which any of them
may pay or incur arising out of or relating to this
Agreement and the other Loan Documents, the transactions
contemplated hereby or thereby or the direct or indirect
application or proposed application of the proceeds of any
Loan hereunder except to the extent that they arise out of
the gross negligence or willful misconduct of the party
seeking indemnification.  The obligations of the Borrower
under this Section 9.7 shall survive the termination of
this Agreement.
     9.8.  Numbers of Documents.  All statements,
notices, closing documents, and requests hereunder shall
be furnished to the Agent with sufficient counterparts so
that the Agent may furnish one to each of the Lenders.
     9.9.  Accounting.  Except as provided to the
contrary herein, all accounting terms used herein shall be
interpreted and all accounting determinations hereunder
shall be made in accordance with (a) SAP in the case of
determinations applicable to the insurance operations of
the Insurance Subsidiaries and (b) Agreement Accounting
Principles in the case of all other determinations.
- -54-
     9.10. Severability of Provisions.  Any provision in
any Loan Document that is held to be inoperative,
unenforceable, or invalid in any jurisdiction shall, as to
that jurisdiction, be inoperative, unenforceable, or
invalid without affecting the remaining provisions in that
jurisdiction or the operation, enforceability, or validity
of that provision in any other jurisdiction, and to this
end the provisions of all Loan Documents are declared to
be severable.
     9.11. Nonliability of Lenders.  The relationship
between the Borrower and the Lenders and the Agent shall
be solely that of borrower and lender.  Neither the Agent
nor any Lender shall have any fiduciary responsibilities
to the Borrower.  Neither the Agent nor any Lender
undertakes any responsibility to the Borrower to review or
inform the Borrower of any matter in connection with any
phase of the Borrower's business or operations.  The
Borrower agrees that neither the Agent nor any Lender
shall have liability to the Borrower (whether sounding in
tort, contract or otherwise) for losses suffered by the
Borrower in connection with, arising out of, or in any way
related to, the transactions contemplated and the
relationship established by the Loan Documents, or any
act, omission or event occurring in connection therewith,
unless it is determined by a court of competent
jurisdiction by final and non-appealable judgment that
such losses resulted from the gross negligence or willful
misconduct of the party from which recovery is sought.
Neither the Agent nor any Lender shall have any liability
with respect to, and the Borrower hereby waives, releases
and agrees not to sue for, any special, indirect or
consequential damages suffered by the Borrower in
connection with, arising out of, or in any way related to
the Loan Documents or the transactions contemplated
thereby.
     9.12. CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN
THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW
PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS
PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO
FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     9.13. CONSENT TO JURISDICTION.  THE BORROWER HEREBY
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF
ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING
IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH
ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY
SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW
OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION
OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT
IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE
RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS
AGAINST THE BORROWER IN THE COURTS OF ANY OTHER
JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER
AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE
AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY
MATTER IN ANY WAY
- -55- ARISING OUT OF, RELATED TO, OR CONNECTED WITH
ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN
CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE
BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE
OBTAINED IN A COURT IN CHICAGO, ILLINOIS.
     9.14. WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT
AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY
WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN
DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     9.15. Disclosure.  The Borrower and each Lender
hereby (a) acknowledge and agree that First Chicago and/or
its Affiliates from time to time may hold other
investments in, make other loans to or have other
relationships with the Borrower, including, without
limitation, in connection with any interest rate hedging
instruments or agreements or swap transactions, and (b)
waive any liability of First Chicago or such Affiliate in
connection with the transaction contemplated hereby to the
Borrower or any Lender, respectively, arising out of or
resulting from such investments, loans or relationships
other than liabilities arising out of the gross negligence
or willful misconduct of First Chicago or its Affiliates.
     9.16. Counterparts.  This Agreement may be executed
in any number of counterparts, all of which taken together
shall constitute one agreement, and any of the parties
hereto may execute this Agreement by signing any such
counterpart.  This Agreement shall be effective when it
has been executed by the Borrower, the Agent and the
Lenders and each party has notified the Agent by telex or
telephone, that it has taken such action.
     ARTICLE X
     THE AGENT
     10.1.  Appointment.  First Chicago is hereby
appointed Agent hereunder and under each other Loan
Document, and each of the Lenders authorizes the Agent to
act as the agent of such Lender.  The Agent agrees to act
as such upon the express conditions contained in this
Article X.  The Agent shall not have a fiduciary
relationship in respect of the Borrower or any Lender by
reason of this Agreement.
     10.2.  Powers.  The Agent shall have and may
exercise such powers under the Loan Documents as are
specifically delegated to the Agent by the terms of each
thereof, together with such powers as are reasonably
incidental thereto.  The Agent shall have no implied
duties to the Lenders, or any obligation to the Lenders to
take any action thereunder, except any action specifically
provided by the Loan Documents to be taken by the Agent.
- -56-
     10.3.  General Immunity.  Neither the Agent nor any
of its directors, officers, agents or employees shall be
liable to the Borrower or any Lender for any action taken
or omitted to be taken by it or them hereunder or under
any other Loan Document or in connection herewith or
therewith except for its or their own gross negligence or
willful misconduct.
     10.4.  No Responsibility for Loans, Recitals, etc.
Neither the Agent nor any of its directors, officers,
agents or employees shall be responsible for or have any
duty to ascertain, inquire into, or verify (a) any
statement, warranty or representation made in connection
with any Loan Document or any borrowing hereunder, (b) the
performance or observance of any of the covenants or
agreements of any obligor under any Loan Document,
including, without limitation, any agreement by an obligor
to furnish information directly to each Lender; (c) the
satisfaction of any condition specified in Article IV,
except receipt of items required to be delivered to the
Agent and not waived at closing, or (d) the validity,
effectiveness, sufficiency, enforceability or genuineness
of any Loan Document or any other instrument or writing
furnished in connection therewith.  The Agent shall have
no duty to disclose to the Lenders information that is not
required to be furnished by the Borrower to the Agent at
such time, but is voluntarily furnished by the Borrower to
the Agent (either in its capacity as Agent or in its
individual capacity).
     10.5.  Action on Instructions of Lenders.  The Agent
shall in all cases be fully protected in acting, or in
refraining from acting, hereunder and under any other Loan
Document in accordance with written instructions signed by
the Required Lenders (or, to the extent required by
Section 8.2, all Lenders), and such instructions and any
action taken or failure to act pursuant thereto shall be
binding on all of the Lenders and on all holders of Notes.
The Agent shall be fully justified in failing or refusing
to take any action hereunder and under any other Loan
Document unless it shall first be indemnified to its
satisfaction by the Lenders pro rata against any and all
liability, cost and expense that it may incur by reason of
taking or continuing to take any such action.
     10.6.  Employment of Agents and Counsel.  The Agent
may execute any of its duties as Agent hereunder and under
any other Loan Document by or through employees, agents
and attorneys-in-fact and shall not be answerable to the
Lenders, except as to money or securities received by it
or its authorized agents, for the default or misconduct of
any such agents or attorneys-in-fact selected by it with
reasonable care.  The Agent shall be entitled to advice of
counsel concerning all matters pertaining to the agency
hereby created and its duties hereunder and under any
other Loan Document.
     10.7.  Reliance on Documents; Counsel.  The Agent
shall be entitled to rely upon any Note, notice, consent,
certificate, affidavit, letter, telegram, statement, paper
or document believed by it to be genuine and correct and
to have been signed or sent by the proper person or
persons, and, in respect to legal matters, upon the
opinion of counsel selected by the Agent, which counsel
may be employees of the Agent.
     10.8.  Agent's Reimbursement and Indemnification.
The Lenders agree to reimburse and indemnify the Agent
ratably in proportion to their respective Commitments (or,
if the
- -57- Commitments have been terminated, in proportion
to their Commitments immediately prior to such
termination) (a) for any amounts not reimbursed by the
Borrower for which the Agent is entitled to reimbursement
by the Borrower under the Loan Documents, (b) for any
other expenses incurred by the Agent, on behalf of the
Lenders, in connection with the preparation, execution,
delivery, administration and enforcement of the Loan
Documents, and (c) for any liabilities, obligations,
losses, damages, penalties, actions, judgments, suits,
costs, expenses or disbursements of any kind and nature
whatsoever which may be imposed on, incurred by or
asserted against the Agent in any way relating to or
arising out of the Loan Documents or any other document
delivered in connection therewith or the transactions
contemplated thereby, or the enforcement of any of the
terms thereof or of any such other documents; provided,
that no Lender shall be liable for any of the foregoing to
the extent they arise from the gross negligence or willful
misconduct of the Agent.  The obligations of the Lenders
under this Section 10.8 shall survive payment of the
Obligations and termination of this Agreement.
     10.9.  Notice of Default.  The Agent shall not be
deemed to have knowledge or notice of the occurrence of
any Default or Unmatured Default hereunder unless the
Agent has received written notice from a Lender or the
Borrower referring to this Agreement describing such
Default or Unmatured Default and stating that such notice
is a "notice of default".  In the event that the Agent
receives such a notice, the Agent shall give prompt notice
thereof to the Lenders.
     10.10.  Rights as a Lender.  In the event the Agent
is a Lender, the Agent shall have the same rights and
powers hereunder and under any other Loan Document as any
Lender and may exercise the same as though it were not the
Agent, and the term "Lender" or "Lenders" shall, at any
time when the Agent is a Lender, unless the context
otherwise indicates, include the Agent in its individual
capacity.  The Agent may accept deposits from, lend money
to, and generally engage in any kind of trust, debt,
equity or other transaction, in addition to those
contemplated by this Agreement or any other Loan Document,
with the Borrower or any of its Subsidiaries in which the
Borrower or such Subsidiary is not restricted hereby from
engaging with any other Person.  The Agent, in its
individual capacity, is not obligated to remain a Lender.
     10.11. Lender Credit Decision.  Each Lender
acknowledges that it has, independently and without
reliance upon the Agent or any other Lender and based on
the financial statements prepared by the Borrower and such
other documents and information as it has deemed
appropriate, made its own credit analysis and decision to
enter into this Agreement and the other Loan Documents.
Each Lender also acknowledges that it will, independently
and without reliance upon the Agent or any other Lender
and based on such documents and information as it shall
deem appropriate at the time, continue to make its own
credit decisions in taking or not taking action under this
Agreement and the other Loan Documents.
     10.12. Successor Agent.  The Agent may resign at any
time by giving written notice thereof to the Lenders and
the Borrower, such resignation to be effective upon the
- -58- appointment of a successor Agent or, if no
successor Agent has been appointed, forty-five days after
the retiring Agent gives notice of its intention to
resign.  Upon any such resignation, the Required Lenders
shall have the right to appoint, on behalf of the Borrower
and the Lenders, a successor Agent.  If no successor Agent
shall have been so appointed by the Required Lenders and
shall have accepted such appointment within thirty (30)
days after the resigning Agent's giving notice of its
intention to resign, then the resigning Agent may appoint,
on behalf of the Borrower and the Lenders, a successor
Agent.  If the Agent has resigned and no successor Agent
has been appointed, the Lenders may perform all the duties
of the Agent hereunder and the Borrower shall make all
payments in respect of the Obligations to the applicable
Lender and for all other purposes shall deal directly with
the Lenders. No successor Agent shall be deemed to be
appointed hereunder until such successor Agent has
accepted the appointment.  Any such successor Agent shall
be a commercial bank having capital and retained earnings
of at least $50,000,000.  Upon the acceptance of any
appointment as Agent hereunder by a successor Agent, such
successor Agent shall thereupon succeed to and become
vested with all the rights, powers, privileges and duties
of the resigning Agent.  Upon the effectiveness of the
resignation of the Agent, the resigning Agent shall be
discharged from its duties and obligations hereunder and
under the Loan Documents.  After the effectiveness of the
resignation of an Agent, the provisions of this Article X
shall continue in effect for the benefit of such Agent in
respect of any actions taken or omitted to be taken by it
while it was acting as the Agent hereunder and under the
other Loan Documents.
     ARTICLE XI
     SETOFF; RATABLE PAYMENTS
     11.1.  Setoff.  In addition to, and without
limitation of, any rights of the Lenders under applicable
law, if the Borrower becomes insolvent, however evidenced,
or any Default or Unmatured Default occurs, any and all
deposits (including all account balances, whether
provisional or final and whether or not collected or
available) and any other Indebtedness at any time held or
owing by any Lender to or for the credit or account of the
Borrower may be offset and applied toward the payment of
the Obligations owing to such Lender, whether or not the
Obligations, or any part hereof, shall then be due.
     11.2.  Ratable Payments.  If any Lender, whether by
setoff or otherwise, has payment made to it upon its Loans
(other than payments received pursuant to Sections 3.1,
3.2 or 3.4) in a greater proportion than its pro-rata
share of such Loans, such Lender agrees, promptly upon
demand, to purchase a portion of the Loans held by the
other Lenders so that after such purchase each Lender will
hold its ratable proportion of Loans.  If any Lender,
whether in connection with setoff or amounts which might
be subject to setoff or otherwise, receives collateral or
other protection for its Obligations or such amounts which
may be subject to setoff, such Lender agrees, promptly
upon demand, to take such action necessary such that all
Lenders share in the benefits of such collateral ratably
in proportion to their Loans.  In case any such payment is
disturbed by legal process, or otherwise,
- -59- appropriate further adjustments shall be made.
If an amount to be setoff is to be applied to Indebtedness
of the Borrower to a Lender, other than Indebtedness
evidenced by any of the Notes held by such Lender, such
amount shall be applied ratably to such other Indebtedness
and to the Indebtedness evidenced by such Notes.
     ARTICLE XII
     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
     12.1.  Successors and Assigns.  The terms and
provisions of the Loan Documents shall be binding upon and
inure to the benefit of the Borrower and the Lenders and
their respective successors and assigns, except that (a)
the Borrower shall not have the right to assign its rights
or obligations under the Loan Documents, and (b) any
assignment by any Lender must be made in compliance with
Section 12.3.  Notwithstanding clause (b) of this Section,
any Lender may at any time, without the consent of the
Borrower or the Agent, assign all or any portion of its
rights under this Agreement and its Notes to a Federal
Reserve Bank; provided, however, that no such assignment
to a Federal Reserve Bank shall release the transferor
Lender from its obligations hereunder.  The Agent may
treat the payee of any Note as the owner thereof for all
purposes hereof unless and until such payee complies with
Section 12.3 in the case of an assignment thereof or, in
the case of any other transfer, a written notice of the
transfer is filed with the Agent.  Any assignee or
transferee of a Note agrees by acceptance thereof to be
bound by all the terms and provisions of the Loan
Documents.  Any request, authority or consent of any
Person, who at the time of making such request or giving
such authority or consent is the holder of any Note, shall
be conclusive and binding on any subsequent holder,
transferee or assignee of such Note or of any Note or
Notes issued in exchange therefor.
     12.2.  Participations.
          12.2.1.  Permitted Participants; Effect.  Any
Lender may, in the ordinary course of its business and in
accordance with applicable law, at any time sell to one or
more banks or other entities ("Participants")
participating interests in any Loan owing to such Lender,
any Note held by such Lender, any Commitment of such
Lender or any other interest of such Lender under the Loan
Documents.  In the event of any such sale by a Lender of
participating interests to a Participant, such Lender's
obligations under the Loan Documents shall remain
unchanged, such Lender shall remain solely responsible to
the other parties hereto for the performance of such
obligations, such Lender shall remain the holder of any
such Note for all purposes under the Loan Documents, all
amounts payable by the Borrower under this Agreement shall
be determined as if such Lender had not sold such
participating interests, and the Borrower and the Agent
shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and
obligations under the Loan Documents.
- -60-
          12.2.2.  Voting Rights.  Each Lender shall
retain the sole right to approve, without the consent of
any Participant, any amendment, modification or waiver of
any provision of the Loan Documents other than any
amendment, modification or waiver which effects any of the
modifications referenced in clauses (a), (c) and (d) of
Section 8.2.
          12.2.3.  Benefit of Setoff.  The Borrower
agrees that each Participant shall be deemed to have the
right of setoff provided in Section 11.1 in respect of its
participating interest in amounts owing under the Loan
Documents to the same extent as if the amount of its
participating interest were owing directly to it as a
Lender under the Loan Documents; provided, that each
Lender shall retain the right of setoff provided in
Section 11.1 with respect to the amount of participating
interests sold to each Participant.  The Lenders agree to
share with each Participant, and each Participant, by
exercising the right of setoff provided in Section 11.1,
agrees to share with each Lender, any amount received
pursuant to the exercise of its right of setoff, such
amounts to be shared in accordance with Section 11.2 as if
each Participant were a Lender.
     12.3.  Assignments.
          12.3.1.  Permitted Assignments.  Any Lender
may, in the ordinary course of its business and in
accordance with applicable law, at any time assign to one
or more banks or other entities which are not Affiliates
of the Borrower ("Purchasers") all or any part of its
rights and obligations under the Loan Documents; provided,
however, that in the case of an assignment to an entity
which is not a Lender or an Affiliate of a lender, such
assignment shall be in a minimum amount of $5,000,000.
Such assignment shall be substantially in the form of
Exhibit E hereto or in such other form as may be agreed to
by the parties thereto.  The consent of the Agent and,
prior to the occurrence of any Default, the Borrower,
shall be required prior to an assignment becoming
effective with respect to a Purchaser which is not a
Lender or an Affiliate thereof.  Such consent shall not be
unreasonably withheld.
          12.3.2.  Effect; Effective Date.  Upon (a)
delivery to the Agent of a notice of assignment,
substantially in the form attached as Exhibit I to Exhibit
E hereto (a "Notice of Assignment"), together with any
consents required by Section 12.3.1, and (b) payment of a
$2,500 fee to the Agent for processing such assignment,
such assignment shall become effective on the effective
date specified in such Notice of Assignment.  On and after
the effective date of such assignment, (a) such Purchaser
shall for all purposes be a Lender party to this Agreement
and any other Loan Document executed by the Lenders and
shall have all the rights and obligations of a Lender
under the Loan Documents, to the same extent as if it were
an original party hereto, and (b) the transferor Lender
shall be released with respect to the percentage of the
Aggregate Revolving Credit Commitment and Loans assigned
to such Purchaser without any further consent or action by
the Borrower, the Lenders or the Agent.  Upon the
consummation of any assignment to a Purchaser pursuant to
this Section 12.3.2, the transferor Lender, the Agent and
the Borrower shall make appropriate arrangements so that
replacement Notes are issued to such transferor Lender and
new Notes or, as appropriate, replacement Notes, are
issued to such Purchaser, in each
- -61- case in principal amounts reflecting their Revolving
Credit Commitment, as adjusted pursuant to such
assignment.
     12.4.  Dissemination of Information.  The Borrower
authorizes each Lender to disclose to any Participant or
Purchaser or any other Person acquiring an interest in the
Loan Documents by operation of law (each a "Transferee")
and any prospective Transferee any and all information in
such Lender's possession concerning the creditworthiness
of the Borrower and its Subsidiaries.
     12.5.  Tax Treatment.  If any interest in any Loan
Document is transferred to any Transferee which is
organized under the laws of any jurisdiction other than
the United States or any State thereof, the transferor
Lender shall cause such Transferee, concurrently with the
effectiveness of such transfer, to comply with the
provisions of Section 2.18.
     ARTICLE XIII
     NOTICES
     13.1.  Giving Notice.  Except as otherwise permitted
by Section 2.13 with respect to borrowing notices, all
notices and other communications provided to any party
hereto under this Agreement or any other Loan Document
shall be in writing, by facsimile, first class U.S. mail
or overnight courier and addressed or delivered to such
party at its address set forth below its signature hereto
or at such other address as may be designated by such
party in a notice to the other parties.  Any notice, if
mailed and properly addressed with first class postage
prepaid, return receipt requested, shall be deemed given
three (3) Business Days after deposit in the U.S. mail;
any notice, if transmitted by facsimile, shall be deemed
given when transmitted; and any notice given by overnight
courier shall be deemed given when received by the
addressee.
     13.2.  Change of Address.  The Borrower, the Agent
and any Lender may each change the address for service of
notice upon it by a notice in writing to the other parties
hereto.
     [signature pages to follow]
 -62- IN WITNESS WHEREOF, the Borrower, the
Lenders and the Agent have executed this Agreement as of
the date first above written.
          AMVESTORS FINANCIAL CORPORATION
          By:
          Name:
          Title:
          Address: 415 Southwest 8th Avenue
                    P.O. Box 2039
                     Topeka, Kansas 66601
              Attn:  Lynn F. Hammes
             Telecopy:  (913) 232-3594
             Telephone: (913) 232-6945
Commitments
 $12,500,000   THE FIRST NATIONAL BANK OF CHICAGO,
          Individually and as Agent
          By:
          Name:  Cynthia W. Priest
          Title:  Vice President
          Address: One First National Plaza
                        Chicago, Illinois  60670
                  Attn:  Cynthia W. Priest
                  Telecopy:   (312) 732-4033
            Telephone:  (312) 732-9565
       $12,500,000        FLEET NATIONAL BANK
          By:
          Name:
          Title:
          Address:       One Federal Street, MAOF0210
                    Boston, MA  02211
          Telecopy: 617/346-5825
          Telephone:     617/346-5827
$10,000,000          BOATMEN'S FIRST NATIONAL
                  BANK OF KANSAS CITY
          By:
          Name:
          Title:
          Address:       14 West 10th Street, 5th Floor
                    Kansas City, MO  64105
          Telecopy: 816/691-7426
          Telephone:  816/691-7569
   Initial  Aggregate Revolving
Credit Commitment        $35,000,000